EXHIBIT 2


                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE MIDDLE DISTRICT OF TENNESSEE
                               NASHVILLE DIVISION


----------------------------------X
                                  :
IN RE                             :
                                  :             CHAPTER 11 CASE
JAMES RIVER COAL COMPANY, ET AL., :             NO. 303-04095
                                  :             (JOINTLY ADMINISTERED)
           DEBTORS.               :             JUDGE MARIAN F. HARRISON
                                  :
----------------------------------X



--------------------------------------------------------------------------------


              DEBTORS' SECOND AMENDED JOINT PLAN OF REORGANIZATION
                     UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

--------------------------------------------------------------------------------


                                              JONES DAY
                                              Erica M. Ryland, Esq.
                                              222 East 41st Street
                                              New York, New York  10017
                                              Telephone: (212) 326-3939
                                              Facsimile: (212) 755-7306

                                                       - and -

                                              BASS, BERRY & SIMS PLC
                                              Paul G. Jennings, Esq.
                                              Gene L. Humphreys, Esq.
                                              315 Deaderick Street, Suite 2700
                                              Nashville, Tennessee 37238
                                              Telephone: (615) 742-6200
                                              Facsimile: (615) 742-6293

                                              Attorneys for the Debtors and
                                                  Debtors in Possession
Dated:   April 20, 2004

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                                              TABLE OF CONTENTS

                                                                                                       PAGE

ARTICLE I      DEFINITIONS AND CONSTRUCTION OF TERMS.....................................................1

      1.1      Definitions...............................................................................1

      1.2      Interpretation; Application of Definitions and Rules of Construction......................9

      1.3      Plan Documents............................................................................9

ARTICLE II     CLASSIFICATION, TREATMENT, AND VOTING RIGHTS OF CLAIMS AND EQUITY INTERESTS...............9

      2.1      Substantive Consolidation.................................................................9

      2.2      Administrative Claims.....................................................................9

      2.3      Priority Tax Claims......................................................................10

      2.4      Classification, Treatment, and Voting Rights of Claims and Equity Interests Classified...11

      2.5      Classification Rules.....................................................................11

      2.6      Impairment Controversies.................................................................12

      2.7      Record Dates.............................................................................12

      2.8      Confirmation Without Acceptance By All Impaired Classes..................................12

      2.9      Allowance of Certain Claims..............................................................12

      2.10     Treatment of Environmental and Regulatory Obligations....................................12

ARTICLE III    EXECUTORY CONTRACTS AND UNEXPIRED LEASES.................................................12

      3.1      Rejection of Executory Contracts and Unexpired Leases....................................12

      3.2      Assumption of Executory Contracts and Unexpired Leases If Not Rejected...................13

      3.3      Contract Assumption Schedule.............................................................13

      3.4      Contracts and Leases Entered into or Assumed After the Commencement Date.................13

ARTICLE IV     CONFIRMATION OF THE PLAN.................................................................14

      4.1      Conditions Precedent to Confirmation and Effectiveness...................................14

      4.2      Effect of Confirmation of the Plan.......................................................15

ARTICLE V      IMPLEMENTATION OF THE PLAN...............................................................18

      5.1      Corporate Existence......................................................................18

      5.2      Compliance With Section 1123(a)(6) of the Bankruptcy Code................................18

      5.3      Corporate Action To Facilitate Consummation of the Plan..................................18

      5.4      Corporate Governance and Management of the Reorganized Debtors...........................18

      5.5      Transactions on the Effective Date.......................................................19

      5.6      Securities Exemptions....................................................................20

      5.7      The Unsecured Creditor Liquidating Trust.................................................20

ARTICLE VI     PROVISIONS GOVERNING DISTRIBUTIONS AND RESOLUTION OF DISPUTED CLAIMS.....................22

      6.1      Distributions Under the Plan.............................................................22

                                                      -i-

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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE


      6.2      Resolution of Disputed Claims..................................25

ARTICLE VII    RETENTION OF JURISDICTION......................................27

      7.1      Scope of Jurisdiction..........................................27

ARTICLE VIII   MISCELLANEOUS PROVISIONS.......................................28

      8.1      Effectuating Documents and Further Transactions................28

      8.2      Exemption from Transfer Taxes..................................28

      8.3      Dissolution of Committee.......................................29

      8.4      Post-Effective Date Professional Fees..........................29

      8.5      Payment of Statutory Fees......................................29

      8.6      Amendment or Modification of the Plan..........................29

      8.7      Severability...................................................29

      8.8      Revocation of the Plan.........................................29

      8.9      Binding Effect.................................................30

      8.10     Notices........................................................30

      8.11     Governing Law..................................................32

        James River Coal Company ("JAMES RIVER"), Johns Creek Coal Company, James River Coal Sales, Inc., James River Coal Service Company, Leeco, Inc., Leeco Processing Company, BDCC Holding Co., Inc., Blue Diamond Coal Export Company, Eolia Resources, Inc., Blue Diamond Coal Company, Leatherwood Processing Company, Bledsoe Coal Corporation, Shamrock Coal Company, Incorporated, Bledsoe Processing Company, Bledsoe Coal Leasing Company, Johns Creek Elkhorn Coal Corporation, McCoy Elkhorn Coal Corporation, Pike County Resources, Inc., Primary Energies Corporation, Johns Creek Processing Company, Bell County Coal Corporation, and Hignite Processing Company, each as a debtor and debtor in possession (collectively, the "DEBTORS") in the above-captioned chapter 11 cases (the "CHAPTER 11 CASES") propose the following joint plan of reorganization:

                                   ARTICLE I

                      DEFINITIONS AND CONSTRUCTION OF TERMS

        1.1 DEFINITIONS. The capitalized terms used herein shall have the respective meanings specified below:

        (1) "ADMINISTRATIVE CLAIM" means a claim against a Debtor or its Estate arising on or after the Commencement Date and prior to the Effective Date for a cost or expense of administration of the Chapter 11 Cases, that is entitled to priority or superpriority pursuant to sections 503(b), 507(a)(1), or 507(b) of the Bankruptcy Code or the DIP Financing Order, including Fee Claims and KERP Payments.

        (2) "ALLOWED" means (a) with reference to a Claim, (i) a Claim that has been listed by the Debtors in their Schedules as liquidated in amount and not disputed or contingent, and for which no contrary proof of claim has been filed, and that is not otherwise Disputed; (ii) a Claim allowed pursuant to the Plan or procedures set forth in the Plan; (iii) a Claim that is not Disputed;
(iv) a Claim that is compromised, settled, or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or the authority granted to the Reorganized Debtors under the Plan; or (v) a Claim that, if Disputed, has been Allowed by Final Order, PROVIDED, HOWEVER, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder; (b) with reference to a Subsidiary Equity Interest, those Subsidiary Equity Interests held directly or indirectly by James River on the Confirmation Date; and (c) with reference to an Administrative Claim, means an Administrative Claim that is (i) not Disputed;
(ii) compromised, settled, or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or the authority granted to the Reorganized Debtors under the Plan; or (iii) if Disputed, has been Allowed by Final Order.

        (3) "BALLOT" means the form distributed to each holder of an impaired Claim entitled to vote on the Plan, on which is to be indicated acceptance or rejection of the Plan, or irrevocable election to be treated as a holder of a Convenience Claim.

        (4) "BANKRUPTCY CODE" means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Cases.

        (5) "BANKRUPTCY COURT" means the United States District Court for the Middle District of Tennessee having jurisdiction over the Chapter 11 Cases and, to the extent any reference is made pursuant to section 157 of title 28 of the United States Code, the Bankruptcy Court unit of such District Court, or any court having competent jurisdiction to hear appeals or certiorari petitions therefrom, or any successor thereto that may be established by an act of Congress or otherwise, and that has competent jurisdiction over the Chapter 11 Cases.

        (6) "BANKRUPTCY RULES" means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as applicable to the Chapter 11 Cases.

        (7) "BAR DATE" means the date set by an order of the Bankruptcy Court as the deadline for the filing of proofs of claim, or requests for payment of Administrative Claims or Cure Amount Claims.

        (8) "BUSINESS DAY" means any day except Saturday, Sunday, or a "legal holiday" as such term is defined in Bankruptcy Rule 9006(a).

        (9)     "CASH" means legal tender of the United States of America.

        (10) "CAUSES OF ACTION" means all rights, claims, causes of action, defenses, debts, demands, damages, obligations, and liabilities of any kind or nature under contract, in tort, at law, or in equity, known or unknown, contingent or matured, liquidated or unliquidated, and all rights and remedies with respect thereto, including, without limitation, causes of action arising under Chapter 5 of the Bankruptcy Code or similar state statutes.

        (11) "CHAPTER 11 CASES" has the meaning set forth in the introductory paragraph to the Plan.

        (12) "CLAIM" means a claim against a Debtor arising prior to the Commencement Date.

        (13) "CLAIMS OBJECTION DEADLINE" means the last day for filing objections to Claims, which shall be the later of (a) 120 days after the Effective Date; (b) 30 days after the timely filing of a proof of Claim or request for payment of an Administrative Claim or Cure Amount Claim; or (c) such other date as may be approved by order of the Bankruptcy Court.

        (14) "CLASS" means a category of holders of Claims or Equity Interests as set forth in the classifications under the Plan.

        (15)    "CLASS 3 COMMON STOCK" has the meaning in "New Common Stock".

        (16) "COAL ACT REFUND" means Cash received by the Debtors or, from and after the Effective Date, the Reorganized Debtors, in respect of refunds of payments made by the Debtors pursuant to the Coal Industry Retiree Health Benefit Act of 1992, together with interest or any other funds received in connection therewith, net of all actual fees and expenses incurred on or after October 1, 2003 in connection with obtaining such refund, including fees and expenses of professionals retained by the Debtors or the Reorganized Debtors to pursue such refunds.

        (17) "COLLATERAL" means any property or interest in property of the Estates that is subject to a lien to secure the payment or performance of a Claim, which lien is valid, perfected, and enforceable under non-bankruptcy law and is not subject to avoidance under the Bankruptcy Code or other applicable non-bankruptcy law.

        (18) "COMMENCEMENT DATE" with respect to Johns Creek Coal Company means March 21, 2003, and with respect to the rest of the Debtors means March 25, 2003, being the dates on which each of those Debtors commenced their respective Chapter 11 Cases.

        (19) "COMMITTEE" means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases of Leeco, Inc., Blue Diamond Coal Company, Bledsoe Coal Corporation, McCoy Elkhorn Coal Corporation and Bell County Coal Corporation.

        (20) "COMMITTEE PROVISIONS" means Sections 2.1, 2.4(d), 2.4(e), 4.1(a)(i), 4.1(b)(i), 4.1(b)(ii), 4.1(b)(iii), 4.2(d), 4.2(h), 5.5(b), 5.5(c),
5.5(d), 5.7, 6.1, 6.2 (but specifically excluding 6.2(g) and 6.2(i)), 7.1, 8.3,
8.6, and 8.7 of the Plan.

        (21) "CONFIRMATION DATE" means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases and all other conditions to confirmation of the Plan set forth herein have been satisfied or duly waived.

        (22) "CONFIRMATION HEARING" means the hearing before the Bankruptcy Court to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

        (23) "CONFIRMATION ORDER" means the order of the Bankruptcy Court confirming the Plan.

        (24) "CONTRACT ASSUMPTION SCHEDULE" means a schedule (including any amendments, supplements, or revisions) filed by the Debtors as a Plan Document listing the executory contracts and unexpired leases to be assumed under the Plan and proposed Cure Amounts for each such agreement, which shall be reasonably satisfactory to the Prepetition Agent.

        (25) "CONVENIENCE CLAIM" means a General Unsecured Claim (a) in the amount of $600 or less, or (b) in an amount greater than $600, but which has been voluntarily reduced to $600 by the holder thereof.

        (26) "CURE AMOUNT" means the dollar amount required under section 365 of the Bankruptcy Code to cure a Debtor's defaults under an executory contract or unexpired lease at the time such contract or lease is assumed by that Debtor.

        (27) "CURE AMOUNT CLAIM" means a claim by a non-debtor counterparty to an executory contract or unexpired lease for a Cure Amount.

        (28) "DEBTORS" has the meaning set forth in the introductory paragraph of the Plan.

        (29) "DIP AGENT" means Wachovia, as administrative agent for the DIP Lenders pursuant to the DIP Credit Agreement.

        (30) "DIP CREDIT AGREEMENT" means the Secured Super-Priority Debtor-in-Possession Revolving Credit Agreement, dated as of March 27, 2003, among James River, the DIP Lenders and the DIP Agent, as amended, supplemented, modified, or restated from time to time.

        (31) "DIP FINANCING CLAIM" means a claim against the Debtors or their Estates arising under the DIP Financing Order or the DIP Credit Agreement.

        (32) "DIP FINANCING ORDER" means the order of the Bankruptcy Court dated April 24, 2003 (A) Authorizing the Debtors To Obtain Post Petition Financing and Incur DIP Obligations; (B) Granting Senior Liens and Priority Over Certain Administrative Expenses, (C) Approving Cash Collateral Stipulation and Providing Adequate Protection, and (D) Modifying the Automatic Stay.

        (33) "DIP LENDERS" means the banks and other financial institutions from time to time party to the DIP Credit Agreement.

        (34) "DISBURSEMENT DATE" means any Business Day on which a Disbursing Agent determines, in its sole discretion, to make distributions pursuant to the Plan to holders of Allowed Claims.

        (35) "DISBURSING AGENT" has the meaning set forth in Section 6.1(a)(i) of the Plan.

        (36) "DISCLOSURE STATEMENT" means the disclosure statement with respect to the Plan, together with all exhibits and annexes thereto and any amendments or modifications thereof, as approved by the Bankruptcy Court as containing adequate information in accordance with section 1125 of the Bankruptcy Code.

        (37)    "DISPUTED" has the meaning set forth in Section 6.2(a).

        (38) "DISPUTED CLAIM AMOUNT" means the amount set forth in the proof of claim relating to a Disputed Claim or, if an amount is estimated in respect of a Disputed Claim in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, the amount so estimated pursuant to an order of the Bankruptcy Court.

        (39) "DISPUTED CLASS 4 AND CLASS 5 CLAIMS RESERVES" means reserves established pursuant to Section 6.2(c)(ii) for Disputed Class 4 or Class 5 Claims to the extent such Disputed Class 4 or Class 5 Claims become Allowed, which reserves will be maintained in trust for holders of Allowed Class 4 and Class 5 Claims.

        (40) "DISPUTED OTHER CLAIMS RESERVE" means a reserve established pursuant to Section 6.2(c)(i) for Disputed Claims other than Claims in Classes 4 and 5, to the extent such Claims become Allowed, which reserve will be maintained in trust for holders of Allowed Claims other than Claims in Classes 4 and 5.

        (41) "DISTRIBUTABLE CASH" means Cash available from time to time for distribution from the Unsecured Creditor Liquidating Trust to holders of Allowed Claims in Classes 4 and 5.

        (42) "DISTRIBUTION DATE" means, with respect to a particular Claim or Administrative Claim, the later of the Effective Date or the date on which such Claim or Administrative Claim becomes an Allowed Claim or an Allowed Administrative Claim.

        (43) "EFFECTIVE DATE" means the date upon which the transactions contemplated in the Plan are consummated, which shall be a Business Day selected by the Debtors after the first Business Day (a) which is either (i) in the event that there is any objection to confirmation that is not consensually resolved, ten (10) days after the Confirmation Date or (ii) in the event that all objections are consensually resolved, after the Confirmation Date; (b) on which the Confirmation Order is not stayed; and (c) on which all conditions to the entry of the Confirmation Order and the occurrence of the Effective Date have been satisfied or waived as provided in the Plan.

        (44) "EQUITY INTEREST" means (a) any share or other instrument evidencing a stock ownership interest in a Debtor, whether or not transferable or denominated "stock", or similar security, and any options, warrants, convertible security, or other rights to acquire such shares or other instruments; and (b) any legal, equitable, or contractual Claim arising therefrom, including but not limited to Claims arising from rescission of the purchase or sale of an Equity Interest, for damages arising from the purchase or sale of an Equity Interest, or for reimbursement or contribution on account of such claim.

        (45) "ESTATE" means, as to each Debtor, the estate created for that Debtor pursuant to section 541 of the Bankruptcy Code.

        (46) "FEE CLAIM" means a claim under section 330(a), 331, 503, or 1103 of the Bankruptcy Code for compensation for services rendered or expenses incurred on or after the Commencement Date in connection with the Chapter 11 Cases.

        (47) "FINAL ORDER" means an order or judgment of the Bankruptcy Court or any other court of competent jurisdiction (a) as to which the time to appeal, petition for certiorari, or other proceedings for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending; (b) as to which any right to appeal, petition for certiorari, reargument, or rehearing shall have been waived in writing in form and substance satisfactory to the Debtors; or (c) in the event that an appeal, petition for certiorari, or motion for reargument or rehearing has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been affirmed by the highest court to which such order was appealed or from which reargument or rehearing was sought, or certiorari has been denied, and the time to take any further appeal, petition for certiorari or other proceedings for reargument or rehearing shall have expired; PROVIDED, HOWEVER, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, Rule 9024 of the Bankruptcy Rules, or any analogous procedural rules under applicable state law can be filed with respect to such order.

        (48) "GENERAL UNSECURED CLAIM" means any Claim other than an Other Secured Claim, Administrative Claim, Priority Tax Claim, Non-Tax Priority Claim, Senior Secured Claim, Intercompany Claim, or a Cure Amount Claim.

        (49)    "IDENTIFIED ACTIONS" has the meaning set forth in Section
4.2(d).

        (50) "INTERCOMPANY CLAIM" means any Claim by any Debtor against another Debtor.

        (51) "INTERCREDITOR AGREEMENT" means that certain Intercreditor and Collateral Agency Agreement, dated as of August 24, 2000, among Prudential, the Prepetition Agent, and the Prepetition Lenders, as amended, supplemented, modified, or restated as of the Commencement Date.

        (52) "IRS" means the Internal Revenue Service of the United States Department of the Treasury.

        (53) "JAMES RIVER" has the meaning set forth in the introductory paragraph of the Plan.

        (54) "KERP" means the Key Employee Retention Program as authorized and implemented pursuant to the KERP Order.

        (55) "KERP ORDER" means the Order Authorizing the Debtors to Implement the Key Employee Retention Program signed by the Bankruptcy Court on May 29, 2003.

        (56) "KERP PARTICIPANTS" means any directors or employees of a Debtor included in any of the KERP plans.

        (57) "KERP PAYMENTS" means Cash payments owing and any rights to loan forgiveness accruing under the KERP, but only to the extent authorized by the KERP Order.

        (58) "LITIGATION CLAIM" means (a) any Claim sounding in tort or otherwise relating to personal injury, property damage, products liability, unlawful discrimination, employment practices; or (b) any other Claim that is the subject of pending litigation.

        (59) "MANAGEMENT AND DIRECTORS INCENTIVE PLAN" means an incentive compensation plan adopted by the board of directors of Reorganized James River on or after the Effective Date, providing equity grants and options to directors, officers, and employees of the Reorganized Debtors to purchase common stock of Reorganized James River.

        (60) "MATERIAL CONTRACTS" means those executory contracts and unexpired leases that the Debtors consider to be material to the ongoing operation of the Debtors' core businesses.

        (61) "MAXIMUM ALLOWABLE AMOUNT" means, (a) with respect to any Disputed Claim having a liquidated amount, the lesser of the amount (i) set forth in the proof(s) of Claim filed by the holder thereof; (ii) determined by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction as the maximum fixed amount of such Claim or as the estimated amount for such Claim for allowance, distribution, and reserve purposes; or (iii) agreed upon, in writing, by the holder and (A) if prior to the Effective Date, the Debtors on five Business Days' notice, and an opportunity to object, to the Committee; or
(B) if on or after the Effective Date, the applicable Disbursing Agent; and (b) with respect to a Disputed Claim filed in an unliquidated, undetermined, or contingent amount, the lesser of (i) an amount determined by a Final Order of the Bankruptcy Court or any other court of competent jurisdiction; (ii) the estimated amount of such Claim as determined by a Final Order of the Bankruptcy Court; or (iii) the amount agreed upon, in writing, by the holder and (A) if prior to the Effective Date, the Debtors on five Business Days' notice, and an opportunity to object, to the Committee; or (B) if on or after the Effective Date, the applicable Disbursing Agent.

        (62) "NEW COMMON STOCK" means all of the common stock of Reorganized James River issued pursuant to the Plan, which shall be subject to subsequent dilution through the issuance of additional common stock and/or options to acquire common stock pursuant to the Management and Directors Incentive Plan.

        (63) "NEW SURETY AGREEMENTS" means general contracts of indemnity between the Reorganized Debtors on the one hand, and the Sureties on the other, that are mutually acceptable and are on terms not materially different than the existing contracts of indemnity between the Debtors and the Sureties, for which the Debtors, the Reorganized Debtors and the Sureties shall be obligated to negotiate in good faith.

        (64) "NEW WORKING CAPITAL FACILITY" means a credit facility providing new working capital financing for the Reorganized Debtors.

        (65) "NEW WORKING CAPITAL FACILITY AGREEMENT" means the agreement governing the New Working Capital Facility in the form which shall be in form and substance satisfactory to the Debtors and Prepetition Agent.

        (66) "OTHER SECURED CLAIM" means (a) any Secured Claim that is not a Senior Secured Claim, or (b) any Claim of an issuer of Reclamation and Other Surety Bonds.

        (67) "PLAN" means this chapter 11 plan of reorganization, the Plan Documents, and all exhibits, supplements, appendices, and schedules thereto, as the same may be altered, amended, or modified from time to time.

        (68) "PLAN DOCUMENTS" means the documents that aid in effectuating the Plan specifically identified herein, including, but not limited to, the Registration Rights Agreement, the Reorganized James River Certificate of Incorporation, the Reorganized James River Bylaws, and the Contract Assumption Schedule.

        (69) "PREPETITION AGENT" means Wachovia, as administrative agent and syndication agent for the Prepetition Lenders pursuant to the Prepetition Credit Agreement, and as collateral agent for the Senior Secured Lenders pursuant to the Intercreditor Agreement. Both Prepetition Agent and the Steering Committee will exercise the approval and consent to Plan issues on behalf of Class 3 Senior Secured Creditors; the Steering Committee will consist of Prudential and Carl Marks Management Co., L.P.

        (70) "PREPETITION CREDIT AGREEMENT" means that certain Credit Agreement, dated as of August 24, 2000, among James River, the Prepetition Agent and the Prepetition Lenders and any of the documents and instruments relating thereto, as amended, supplemented, modified, or restated as of the Commencement Date.

        (71) "PREPETITION LENDERS" means the banks and other financial institutions from time to time party to the Prepetition Credit Agreement.

        (72) "PREPETITION NOTE AGREEMENT" means that certain Note Agreement dated August 24, 2000 with Prudential, as amended.

        (73) "PRIORITY NON-TAX CLAIM" means a claim against a Debtor or its Estate accorded priority in right of payment pursuant to section 507(a)(3), (4), or (6) of the Bankruptcy Code.

        (74) "PRIORITY TAX CLAIM" means a claim of a governmental unit against a Debtor or its Estate accorded priority in right of payment pursuant to section 507(a)(8) of the Bankruptcy Code.

        (75) "PRO RATA SHARE" means a proportionate share, so that the ratio of (a) (i) the consideration distributed on account of an Allowed Claim in a Class to (ii) the amount of such Allowed Claim, is the same as the ratio of (b)
(i) the amount of the consideration distributed on account of all Allowed Claims in such Class to (ii) the amount of all Allowed Claims in such Class; PROVIDED, HOWEVER, that solely for the purpose of calculating a Pro Rata Share, a Disputed Claim shall be treated as an Allowed Claim in the Maximum Allowable Amount.

        (76) "PRUDENTIAL" means The Prudential Insurance Company of America and its successors and assigns.

        (77) "RABBI TRUST ASSETS" means, at the option of the Committee, either (i) the insurance policies (and all rights under such policies) held in the trust created by that certain Trust Agreement, dated as of December 17, 1999, by and between James River and Wachovia, as trustee; or (ii) upon written notice by the Committee to the Debtors at least ten (10) days prior to the Confirmation Hearing, Cash in an amount equal to the net proceeds of such policies upon liquidation.

        (78) "RECLAMATION AND OTHER SURETY BONDS" means those surety agreements in effect as of the date of the Disclosure Statement between a Debtor and a third party surety with respect to the Debtor's compliance with duties under SMCRA or duties with respect to workers compensation or black lung programs, or other surety bonds required by law.

        (79) "RECORD DATE" has the meaning set forth in Section 2.7 of the Plan.

        (80) "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement governing the New Common Stock in the form mutually satisfactory to the Debtors and Prepetition Agent.

        (81) "RELEASED PARTIES" shall have the meaning set forth in Section 4.2(i) of the Plan.

        (82) "RELEASING PARTIES" shall have meaning set forth in Section 4.2(i) of the Plan.

        (83) "REORGANIZED DEBTORS" means Reorganized James River and each of the Reorganized Subsidiaries.

        (84) "REORGANIZED JAMES RIVER" means James River Coal Company on and after the Effective Date.

        (85) "REORGANIZED JAMES RIVER BYLAWS" means the amended and restated bylaws of Reorganized James River, which shall be in form and substance satisfactory to the Prepetition Agent.

        (86) "REORGANIZED JAMES RIVER CERTIFICATE OF INCORPORATION" means the amended and restated certificate of incorporation of Reorganized James River, which shall be in form and substance satisfactory to the Prepetition Agent.

        (87) "REORGANIZED JAMES RIVER COMMON STOCK" means the newly issued common stock of Reorganized James River and shall mean New Common Stock and Class 3 Common Stock.

        (88) "REORGANIZED SUBSIDIARIES" means the Subsidiaries on and after the Effective Date.

        (89) "RESTRUCTURED TERM DEBT" means the debt under the Restructured Term Facility.

        (90) "RESTRUCTURED TERM FACILITY" means a new secured term credit facility representing a restructuring of the Claims of the Senior Secured Lenders.

        (91) "RESTRUCTURED TERM FACILITY AGREEMENT" means the agreement governing the Restructured Term Facility, which shall be in form and substance mutually satisfactory to the Prepetition Agent and the Debtors, PROVIDED, HOWEVER, that the provisions in the Restructured Term Facility Agreement governing transferability of the Restructured Term Debt shall be no less favorable to the holders thereof than the transferability provisions contained in the Prepetition Note Agreement and the Senior Note.

        (92) "RETAINED ACTIONS" means all Causes of Action of the Debtors to enforce all rights related to the business affairs of the Reorganized Debtors with respect to the property interests that will vest in the Reorganized Debtors pursuant to the provisions of the Plan, including, but not limited to accounts, receivables, contract rights, leases, chattel paper, inventory, machinery, equipment, other tangible and intangible personal property, and all real property interests.

        (93) "SCHEDULES" means the schedules of assets and liabilities and the statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, as such may be amended or supplemented from time to time.

        (94) "SECURED CLAIM" means (a) any Claim which is secured by a lien on Collateral, but only to the extent of the value of such Collateral as determined in accordance with section 506(a) of the Bankruptcy Code; and (b) a Claim that is subject to a permissible setoff under section 553 of the Bankruptcy Code, but only to the extent of such permissible setoff.

        (95) "SENIOR NOTE" means the 9.61% senior secured note due June 30, 2005 issued by James River in favor of Prudential pursuant to the Prepetition Note Agreement.

        (96) "SENIOR SECURED CLAIMS" means all Claims of the Senior Secured Lenders arising under the Prepetition Credit Agreement or the Prepetition Note Agreement, as applicable, including unsecured deficiency claims of the Senior Secured Lenders.

        (97) "SENIOR SECURED LENDERS" means the Prepetition Lenders and Prudential.

        (98) "SMCRA" means the federal Surface Mining Control and Reclamation Act and any state statutes implementing such act.

        (99) "SUBSIDIARY" means any of Johns Creek Coal Company, James River Coal Sales, Inc., James River Coal Service Company, Leeco, Inc., Leeco Processing Company, BDCC Holding Co., Inc., Blue Diamond Coal Export Company, Eolia Resources, Inc., Blue Diamond Coal Company, Leatherwood Processing Company, Bledsoe Coal Corporation, Shamrock Coal Company, Incorporated, Bledsoe Processing Company, Bledsoe Coal Leasing Company, Johns Creek Elkhorn Coal Corporation, McCoy Elkhorn Coal Corporation, Pike County Resources, Inc., Primary Energies Corporation, Johns Creek Processing Company, Bell County Coal Corporation, and Hignite Processing Company.

        (100) "SUBSIDIARY EQUITY INTEREST" means any issued and outstanding share of capital stock or other instrument evidencing an ownership interest in any Subsidiary, whether or not transferable, and any option, warrant or other right, contractual or otherwise, to acquire, directly or indirectly, any such interest.

        (101) "SURETIES" means The St. Paul Fire and Marine Insurance Company, St. Paul Mercury Insurance Company, St. Paul Guardian Insurance Company, Seaboard Surety Company, and Travelers Casualty and Surety Company of America, XL Specialty Insurance Company ("XL") and CGU Insurance Company, now known as OneBeacon Insurance Company ("OneBeacon"). XL and OneBeacon are included in the definition of "Sureties" only with respect to bonds that have not been terminated as of the Confirmation Date.

        (102) "TAX" means (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other entity.

        (103) "TRUST ADVISORY BOARD" has the meaning set forth in Section 5.7(b)(i).

        (104) "TRUST CAUSES OF ACTION" means all Causes of Action arising prior to the Effective Date that either (a) accrued to the Debtors as debtors in possession under Chapter 5 of the Bankruptcy Code, including, but not limited to, any and all such Causes of Action against parties who are identified on the Schedules; or (b) accrued to (i) unsecured creditors of the Debtors under applicable non-bankruptcy law prior to the Commencement Date, but are deemed under the Bankruptcy Code and applicable interpretive case law to be derivative of the Estates' interests and therefore became property of the Estates upon the commencement of the Chapter 11 Cases; or (ii) the Debtors or their Estates, in either case including, but not limited to, the Identified Actions; PROVIDED, however, that Trust Causes of Action shall not include (x) Causes of Action expressly released or discharged under the Plan, including, but not limited to, Causes of Action against the Senior Secured Lenders released pursuant to Section 4.2(i) of the Plan; and (y) the Retained Actions.

        (105) "TRUSTEE" means the trustee under the Unsecured Creditor Liquidating Trust Agreement.

        (106)   "TRUSTEE OBJECTION" has the meaning set forth in Section
6.2(b)(i).

        (107) "UNSECURED CREDITOR LIQUIDATING TRUST" means the liquidating trust created under the Plan to hold the Unsecured Creditor Liquidating Trust Assets for the benefit of holders of Allowed Class 4 and Class 5 Claims.

        (108) "UNSECURED CREDITOR LIQUIDATING TRUST ASSETS" means (a) the Trust Causes of Action; (b) the Rabbi Trust Assets; and (c) the right to receive the Coal Act Refund.

        (109) "UNSECURED CREDITOR LIQUIDATING TRUST AGREEMENT" means the trust agreement governing the Unsecured Creditor Liquidating Trust in the form filed as a Plan Document, which shall be in form and substance satisfactory to the Committee.

        (110) "UNSECURED CREDITOR LIQUIDATING TRUST EXPENSES" means all reasonable costs, expenses, and fees incurred or to be incurred (as estimated by the Trustee in consultation with the Trust Advisory Board) by the Trustee in the administration of its duties or as contemplated pursuant to the Unsecured Creditor Liquidating Trust Agreement.

        (111) "WACHOVIA" means Wachovia Bank, N.A (formerly known as First Union National Bank) and its successors and assigns.

        1.2 INTERPRETATION; APPLICATION OF DEFINITIONS AND RULES OF CONSTRUCTION. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neutral gender shall include the masculine, feminine and neutral. Unless otherwise specified, all section, article, or schedule references in the Plan are to the respective section in, article of, or schedule to the Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein shall have the meaning ascribed to such term, if any, in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.

        1.3 PLAN DOCUMENTS. All Plan Documents are incorporated into the Plan by this reference as if set forth in full herein.

                                   ARTICLE II

   CLASSIFICATION, TREATMENT, AND VOTING RIGHTS OF CLAIMS AND EQUITY INTERESTS

        2.1 SUBSTANTIVE CONSOLIDATION. Entry of the Confirmation Order shall constitute the approval, pursuant to section 105(a) of the Bankruptcy Code, effective as of the Effective Date, of the substantive consolidation of the Chapter 11 Cases solely for the purposes of voting on, confirmation of, and distributions under the Plan and for no other purpose. In furtherance thereof, on and after the Effective Date: (a) all assets and liabilities of the Subsidiaries shall be deemed merged or treated as though they were merged into and with the assets and liabilities of James River; (b) all guarantees of the Debtors of the obligations of any other Debtor shall be eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors; (c) each and every Claim filed or to be filed in the Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors and shall be deemed one Claim against and obligation of the consolidated Debtors; and (d) all Intercompany Claims shall be deemed extinguished and discharged for no consideration.

        2.2     ADMINISTRATIVE CLAIMS.

        (a) GENERAL. Except as otherwise specifically provided in this Section governing allowance and payment of Administrative Claims, on the Distribution Date, each holder of an Allowed Administrative Claim shall, in full and complete settlement, satisfaction, and discharge of such Claim, receive Cash in an amount equal to such Allowed Administrative Claim unless such holder agrees to a different treatment, PROVIDED, HOWEVER, that an Administrative Claim representing a liability incurred in the ordinary course of business of a Debtor shall be paid in full in the ordinary course of business by the Debtors or the Reorganized Debtors, in accordance with the terms and subject to the conditions of any agreements governing such ordinary course liabilities.

        (b) ALLOWANCE AND PAYMENT OF DIP FINANCING CLAIMS. On the Effective Date, unless otherwise agreed to by the DIP Lenders, the DIP Agent shall receive (for the benefit of and distribution to each of the DIP Lenders according to its Pro Rata Share), in full and complete settlement, satisfaction, and discharge of all DIP Financing Claims, Cash in the amount of the Allowed DIP Financing Claims. Holders of Allowed DIP Financing Claims shall not be required to file or serve any request for payment of such Claims, PROVIDED, HOWEVER, that the DIP Agent shall provide the Debtors with a statement of the total amount of the DIP Financing Claims as of the Effective Date. Such amount, if accepted by the Debtors after notice to, and an opportunity to object by, the Committee, shall become the Allowed amount of the DIP Financing Claims. If the DIP Agent and the Debtors are unable to agree on the Allowed amount of the DIP Financing Claims, the matter shall be determined by the Bankruptcy Court.

        (c) ALLOWANCE AND PAYMENT OF SENIOR SECURED LENDERS OUTSTANDING FEES, COSTS AND EXPENSES. On the Effective Date, unless otherwise agreed to by the Senior Secured Lenders, the Prepetition Agent shall receive (for the benefit of and distribution to each of the Senior Secured Lenders), in full and complete settlement, satisfaction, and discharge of all outstanding fees, costs and expenses of the Senior Secured Lenders pursuant to the Prepetition Credit Agreement or the Prepetition Note Agreement, Cash in the amount of the outstanding fees, costs and expenses of the Senior Secured Lenders. Holders of outstanding fees, costs and expenses of the Senior Secured Lenders shall not be required to file or serve any request for payment of such Claims, PROVIDED, HOWEVER, that the Prepetition Agent shall provide the Debtors with a statement of the total amount of the outstanding fees, costs and expenses of the Senior Secured Lenders as of the Effective Date. Such amount, if accepted by the Debtors after notice to, and an opportunity to object by, the Committee and United States Trustee shall become the Allowed amount of the outstanding fees, costs and expenses of the Senior Secured Lenders. If the Prepetition Agent and the Debtors are unable to agree on the Allowed amount of the outstanding fees, costs and expenses of the Senior Secured Lenders, the matter shall be determined by the Bankruptcy Court.

        (d) ALLOWANCE AND PAYMENT OF KERP PAYMENTS. On the Effective Date, KERP Participants shall receive all KERP Payments to which they are then entitled pursuant to the terms of the KERP Order. KERP Participants shall not be required to file any type of request in order to receive such KERP Payments, and the right to receive such payments shall be an Allowed Administrative Claim. Any dispute with respect to a KERP Participant's rights in the KERP shall be determined by the Bankruptcy Court.

        (e) ALLOWANCE AND PAYMENT OF FEE CLAIMS. All entities seeking allowance by the Bankruptcy Court of a Fee Claim shall prepare final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date, and shall file and serve such applications no later than the date that is sixty (60) days after the Effective Date. The failure to timely file such application shall result in the Fee Claim being forever barred and discharged. Objections to a Fee Claim must be filed and served no later than twenty (20) days after service of the application seeking allowance of such Fee Claim. As soon as practicable (but no later than 5 Business Days) after a Final Order by the Bankruptcy Court allowing a Fee Claim, the Disbursing Agent shall pay the holder thereof Cash in the unpaid Allowed amount of such claim.

        2.3 PRIORITY TAX CLAIMS. On the Distribution Date, each holder of an Allowed Priority Tax Claim shall, in full and complete settlement, satisfaction, and discharge of such claim, receive either (i) the amount of such holder's Allowed Priority Tax Claim, with simple interest at the rate of 5% per annum or such other rate as the Bankruptcy Court may determine at the Confirmation Hearing is appropriate, in equal annual Cash payments beginning on the Distribution Date and continuing on each anniversary of the Distribution Date, until the sixth anniversary of the date of assessment of such claim (provided that the Reorganized Debtors may prepay the balance of any such Allowed Priority Tax Claim at any time without premium or penalty); or (ii) such other treatment as may be agreed upon in writing by such holder and the Debtors or Reorganized Debtors. Notwithstanding the foregoing, the holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty (a) will be subject to treatment as subordinated in right of payment to Allowed Class 4 Claims under the Plan and
(b) the holder of an Allowed Priority Tax Claim will not assess or attempt to collect such penalty from the Reorganized Debtors or their property.

        2.4 CLASSIFICATION, TREATMENT, AND VOTING RIGHTS OF CLAIMS AND EQUITY INTERESTS CLASSIFIED.

        (a) CLASS 1 - PRIORITY NON-TAX CLAIMS. On the Distribution Date, each holder of an Allowed Priority Non-Tax Claim shall, in full and complete settlement, satisfaction, and discharge of such Claim, receive either (i) Cash in the amount of such holder's Allowed Priority Non-Tax Claim; or (ii) such other treatment as may be agreed upon in writing by such holder and the Debtors or Reorganized Debtors. Class 1 is unimpaired under the Plan. Each holder of an Allowed Priority Non-Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote on the Plan.

        (b) CLASS 2 - OTHER SECURED CLAIMS. On the Distribution Date, each holder of an Allowed Other Secured Claim shall, in full and complete settlement and satisfaction of such Claim, at the sole option of the Reorganized Debtors,
(i) have such Claim be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code (which shall be the treatment with respect to the Reclamation and Other Surety Bonds, and the Reorganized Debtors shall execute the New Surety Agreements); (ii) receive Cash in an amount equal to such Allowed Other Secured Claim, including such interest as is required to be paid pursuant to section 506(b) of the Bankruptcy Code; or (iii) receive the Collateral securing such Allowed Other Secured Claim and such Cash interest as is required to be paid pursuant to section 506(b) of the Bankruptcy Code. Class 2 is unimpaired under the Plan. Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote on the Plan.

        (c) CLASS 3 - SENIOR SECURED CLAIMS. On the Effective Date, the Prepetition Agent shall receive for distribution to holders of Allowed Senior Secured Claims according to their Pro Rata Share, and in full and complete settlement, satisfaction, and discharge of such Claims, (i) the Restructured Term Debt, and (ii) the Class 3 Common Stock. Class 3 is impaired under the Plan. Each holder of a Allowed Senior Secured Claim is entitled to vote to accept or reject the Plan.

        (d) CLASS 4 - GENERAL UNSECURED CLAIMS (OTHER THAN CONVENIENCE CLAIMS). On the Distribution Date, each holder of an Allowed General Unsecured Claim (other than a Convenience Claim) shall, in full and complete settlement, satisfaction, and discharge of such Claim, receive its Pro Rata Share of the beneficial interests in the Unsecured Creditor Liquidating Trust remaining after the payment in Cash of all Allowed Convenience Claims. Class 4 is impaired under the Plan. Each holder of an Allowed General Unsecured Claim (not otherwise treated as a Convenience Claim) is entitled to vote to accept or reject the Plan.

        (e) CLASS 5 - CONVENIENCE CLAIMS. On the Distribution Date, each holder of an Allowed Convenience Claim shall, in full and complete settlement, satisfaction, and discharge of such Claim, receive Cash in an amount equal to its Allowed Convenience Claim. Class 5 is unimpaired under the Plan. Each holder of an Allowed Convenience Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan but a holder of an Allowed General Unsecured Claim in excess of $600 shall be entitled to return a Ballot marked to indicate an irrevocable election to reduce such claim to $600 and have it treated as a Convenience Claim.

        (f) CLASS 6 - JAMES RIVER EQUITY INTERESTS. On the Effective Date, each and every James River Equity Interest shall be cancelled and discharged and the holder thereof shall receive no distributions under the Plan on account of such Equity Interest. Class 6 is impaired under the Plan. Each holder of a James River Equity Interest is conclusively presumed to have rejected the Plan and is not entitled to vote on the Plan.

        (g) CLASS 7 - SUBSIDIARY EQUITY INTERESTS. On the Effective Date, all Allowed Subsidiary Equity Interests shall be reinstated and rendered unimpaired in accordance with section 1124 of the Bankruptcy Code. Class 7 is unimpaired under the Plan. Each holder of an Allowed Subsidiary Equity Interest is conclusively presumed to have accepted the Plan and is not entitled to vote on the Plan.

        2.5 CLASSIFICATION RULES. The inclusion of a entity by name or status in any Class is for purposes of general description only and includes all persons claiming as beneficial interest holders, assignees, heirs, devisees, transferees, or successors in interest of any kind of the entity so named or described. A Claim is in a particular Class only to the extent that the Claim qualifies within the description of Claims of that Class, and such Claim is in a different Class to the extent that the remainder of the Claim qualifies within the description of a different Class. Pursuant to section 1123(a)(4) of the Bankruptcy Code, all Allowed Claims of a particular Class shall receive the same treatment unless the holder of a particular Allowed Claim agrees to a less favorable treatment for such Allowed Claim. The Plan shall give effect to subordination agreements which are enforceable under applicable non-bankruptcy law, pursuant to section 510(a) of the Bankruptcy Code, except to the extent the beneficiary or beneficiaries thereof agree to less favorable treatment. The Plan shall also give effect to the subordination rules of sections 510(b) and (c) of the Bankruptcy Code.

        2.6 IMPAIRMENT CONTROVERSIES. If a controversy arises as to whether any Class or any Claim or Equity Interest is impaired under the Plan, such matter shall be determined by the Bankruptcy Court.

        2.7 RECORD DATES. Unless otherwise ordered by the Bankruptcy Court, the record date for determining entitlement (a) to vote under the Plan shall be the date the Disclosure Statement is approved by the Bankruptcy Court; and (b) to distributions under the Plan shall be the fifth Business Day following the Confirmation Date.

        2.8 CONFIRMATION WITHOUT ACCEPTANCE BY ALL IMPAIRED CLASSES. Class 6 is deemed to have rejected the Plan. Notwithstanding such rejection (or the rejection by one or more other impaired Classes entitled to vote to accept or reject the Plan), the Debtors intend to seek confirmation of the Plan in accordance with section 1129(b) of the Bankruptcy Code.

        2.9     ALLOWANCE OF CERTAIN CLAIMS.

        (a) The Claims of the Prepetition Lenders under the Prepetition Credit Agreement shall be deemed Allowed pursuant to the Plan in the amount of
(i) $208,734,542 in principal; plus (ii) $7,867,484 of accrued and unpaid prepetition interest; plus (iii) $8,434,396 related to swap termination.

        (b) The Claims of Prudential under the Senior Note and the Prepetition Note Agreement shall be deemed Allowed pursuant to the Plan in the amount of (i) $37,952,637 in principal; plus (ii) $1,129,987 of accrued and unpaid prepetition interest; plus (iii) $2,839,851 of yield maintenance expense.

        2.10 TREATMENT OF ENVIRONMENTAL AND REGULATORY OBLIGATIONS. All of the Debtors' environmental and other regulatory obligations with respect to their (a) local, state, or federal permits to conduct mining operations, and (b) obligations with respect to workers compensation and black lung programs, and other regulatory obligations related to their employees, shall be unaffected by the Plan, and shall become obligations of the Reorganized Debtors.

                                  ARTICLE III

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

        3.1     REJECTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

        (a) The Plan constitutes a motion pursuant to section 365(a) of the Bankruptcy Code to reject, upon the occurrence of the Effective Date, each and every executory contract and unexpired lease to which a Debtor is a party that has not previously been assumed or rejected, is not the subject of a pending motion to assume or reject, or is not listed on the Contract Assumption Schedule. The Confirmation Order shall constitute the Bankruptcy Court's approval of such rejections pursuant to section 365(a) of the Bankruptcy Code and findings by the Bankruptcy Court that the requirements of section 365(a) of the Bankruptcy Code have been satisfied with respect to each rejected executory contract or lease.

        (b) If the rejection of an executory contract or unexpired lease pursuant to the Plan gives rise to a Claim against a Debtor or its Estate, such Claim will be forever barred and will not be enforceable against the Debtors, the Reorganized Debtors, the Trustee, the Unsecured Creditor Liquidating Trust, their respective successors, or their respective properties unless a proof of such Claim is filed and served on the Debtors no later than twenty (20) days after the Confirmation Date.

        (c) To the extent that any rejected executory contract or unexpired lease by its terms provides any person other than the Debtors or Reorganized Debtors with any options upon "termination" (such as an option to purchase equipment), such options shall not be enforceable as a result of the rejection of such executory contract or unexpired lease. In addition rejection of any executory contract or unexpired lease shall not affect any rights of the Debtors or Reorganized Debtors that arise upon termination pursuant to the terms of such executory contract or unexpired lease.

        3.2 ASSUMPTION OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES IF NOT REJECTED.

        (a) The Plan constitutes a motion pursuant to section 365(a) of the Bankruptcy Code to assume, upon the occurrence of the Effective Date, each and every executory contract and unexpired lease to which a Debtor is a party that is listed in the Contract Assumption Schedule, PROVIDED, HOWEVER, that the Debtors reserve the right at any time prior to the tenth (10th) day before the Confirmation Hearing to add or delete executory contracts and unexpired leases on the Contract Assumption Schedule, and PROVIDED, FURTHER, that the Debtors and Reorganized Debtors shall be entitled to file a motion after the Confirmation Date to reject any executory contract or unexpired lease set forth on the Contract Assumption Schedule for which a Cure Amount Claim has been timely filed and not paid, if the Debtors or Reorganized Debtors determine in their sole discretion (but with the consent of the Prepetition Agent), that in light of the asserted Cure Amount Claim, assumption of such executory contract or unexpired lease is not in the best interests of the Debtors or Reorganized Debtors.

        (b) To the extent that the parties to executory contracts and unexpired leases listed on the Contract Assumption Schedule have agreed prior to the Effective Date to modifications of such agreements as a condition for such assumption, such executory contracts and unexpired leases shall be deemed assumed as modified.

        (c) The Confirmation Order shall constitute the Bankruptcy Court's approval of all assumptions under the Plan pursuant to section 365(a) of the Bankruptcy Code, and findings by the Bankruptcy Court that each such assumption is in the best interests of the Debtors and their Estates.

        (d) Any Cure Amount Claim shall be forever barred and will not be enforceable against the Debtors, the Reorganized Debtors, their respective successors, or their respective properties unless a proof of such claim is filed and served on the Debtors no later than twenty (20) days after the Confirmation Date.

        3.3 CONTRACT ASSUMPTION SCHEDULE. Each executory contract and unexpired lease listed or to be listed on the Contract Assumption Schedule that relates to the use or occupancy of real property shall include (a) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on the schedule, and (b) executory contracts or unexpired leases appurtenant to the premises listed on the schedule including, without limitation, all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights IN REM relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases that have not been previously assumed by a Debtor. Listing a contract or lease on the Contract Assumption Schedule does not constitute an admission by a Debtor or Reorganized Debtor that a Debtor or Reorganized Debtor has any liability thereunder, or that such contract or lease is executory.

        3.4 CONTRACTS AND LEASES ENTERED INTO OR ASSUMED AFTER THE COMMENCEMENT DATE. Contracts and leases entered into after the Commencement Date by any Debtor, and any executory contracts and unexpired leases assumed by any Debtor prior to confirmation of the Plan, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business and will survive and remain unaffected by entry of the Confirmation Order.

                                   ARTICLE IV

                            CONFIRMATION OF THE PLAN

        4.1     CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS.

        (a)     The following are conditions to the confirmation of the Plan:

                (i) The Confirmation Order shall be entered on the docket of the Bankruptcy Court and shall be in form and substance reasonably satisfactory to the Debtors, the Prepetition Agent, and the Committee.

                (ii) The Prepetition Agent shall have received from the Debtors an officer's certificate certifying that the Debtors have reached agreement with the non-Debtor counterparties to the Material Contracts with respect to the terms and conditions of the Debtors' assumption or assumption and assignment of the Material Contracts.

                (iii) The Debtors shall have received a commitment for the New Working Capital Facility.

                (iv) With respect to the Sureties, INTER ALIA, either (A) the Bankruptcy Court shall have approved the reinstatement of the Reclamation and Other Surety Bonds; or (B) the relevant Debtors shall have made alternative arrangements to provide financial assurance that they will comply with their duties under SMCRA.

        (b)     The following are conditions to the occurrence of the Effective
                Date:

                (i)     The Confirmation Order shall be a Final Order.

                (ii) The Trustee and Trust Advisory Board shall have been appointed and accepted appointment.

                (iii) The New Working Capital Agreement, the Restructured Term Facility Agreement, the Registration Rights Agreement, and the Unsecured Creditor Liquidating Trust Agreement shall have been executed and delivered by the parties thereto and all conditions precedent (other than the occurrence of the Effective Date) to the effectiveness of such agreements shall have been satisfied or waived, in each case in accordance with the terms of such agreement.

                (iv) All other actions, documents, and agreements determined by the Debtors to be necessary to implement the Plan shall have been effected or executed.

                (v) The Debtors shall have received all authorizations, consents, regulatory approvals, rulings, letters, no action letters, opinions or documents that are determined by the Debtors to be necessary to implement the Plan.

        (c) WAIVER OF CONDITIONS. The Debtors may waive the condition to confirmation set forth in Section 4.1(a) (ii) and (iii) with the consent of the Prepetition Agent. The Debtors may waive the condition to effectiveness set forth in Section 4.1(b)(i) with the consent of the Prepetition Agent.

        (d) FAILURE OF CONDITIONS. If each of the conditions to the Effective Date is not satisfied or duly waived, then, upon motion by the Debtors made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order may be vacated by the Bankruptcy Court; PROVIDED, HOWEVER, that, notwithstanding the filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to this Section then the Plan will be null and void in all respects, and nothing in the Plan or Confirmation

Order shall constitute or be deemed a waiver or release of any claims by or against any Debtor or any other entity, or to prejudice in any manner the rights of a Debtor or any other entity in any proceedings involving a Debtor.

        4.2     EFFECT OF CONFIRMATION OF THE PLAN.

        (a) TERM OF BANKRUPTCY INJUNCTIONS OR STAYS; CONTINUED JURISDICTION. Until the Effective Date, unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases in existence on the Confirmation Date, including those under section 105 or 362 of the Bankruptcy Code shall remain in effect, and the Bankruptcy Court shall retain custody and jurisdiction of the Debtors and their respective Estates.

        (b) DEBTORS' AUTHORITY. On and after the Effective Date, each Reorganized Debtor shall be released from the custody and jurisdiction of the Bankruptcy Court and may operate its business and may use, acquire, and dispose of property without supervision or approval by the Bankruptcy Court, except for those matters as to which the Bankruptcy Court specifically retains jurisdiction under the Plan or the Confirmation Order. On and after the Effective Date, except as otherwise provided in the Plan, each Debtor will, as a Reorganized Debtor, continue to exist as a separate corporate entity, with all the powers of a corporation or limited liability company, as applicable, under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law.

        (c) CONTINUED CORPORATE EXISTENCE AND REVESTING OF ASSETS. On the Effective Date, except as otherwise provided for in the Plan or the Confirmation Order, the property of each Debtor's Estate shall vest in each respective Reorganized Debtor, free and clear of all liens, claims, Equity Interests, and Causes of Action against each Debtor or Reorganized Debtor.

        (d) ACTIONS PRESERVED. On the Effective Date, (A) any and all Retained Actions shall be preserved and shall vest in the applicable Reorganized Debtor; and (B) any and all Trust Causes of Action shall be preserved and shall vest with the Unsecured Creditor Liquidating Trust. Specific Causes of Action included in the Trust Causes of Action consist of the following (collectively, the "IDENTIFIED ACTIONS") :

                (i) Fraudulent Conveyance - Potential Defendants: James D. Dotson, First Reserve Corporation, First Reserve Fund V, L.P., First Reserve Fund V-2, L.P., First Reserve Fund VI, L.P. , John Tellman, Derrick Varney;

                (ii) Voluntary Conveyance - Potential Defendants: James D. Dotson, First Reserve Corporation, First Reserve Fund V, L.P., First Reserve Fund V-2, L.P., First Reserve Fund VI, L.P. , John Tellman, Derrick Varney;

                (iii) Breach of Fiduciary Duty and Negligence - James B. Crawford, James D. Dotson, A. Hugh Ewing, III, John A. Hill, Benjamin A. Guill, George S. Slocum, John C. Bumgarner, Jr., Edward A. Snyder, William A. MacCauley;

                (iv) Unlawful Distribution of Corporate Assets - James B. Crawford, James D. Dotson, A. Hugh Ewing, III, John A. Hill, Benjamin A. Guill, George S. Slocum, John C. Bumgarner, Jr., Edward A. Snyder, William A. MacCauley;

                (v)     Civil Conspiracy - James B. Crawford, James D. Dotson,
                A. Hugh Ewing, III, John A. Hill, Benjamin A. Guill, George S. Slocum, John C. Bumgarner, Jr., Edward A. Snyder, William A. MacCauley, First Reserve Corporation, First Reserve Fund V, L.P., First Reserve Fund V-2, L.P., First Reserve Fund VI, L.P.;

                (vi) Recission - First Reserve Corporation, First Reserve Fund V, L.P., First Reserve Fund V-2, L.P., First Reserve Fund VI, L.P.;

                (vii) Deepening Insolvency - First Reserve Corporation, First Reserve Fund V, L.P., First Reserve Fund V-2, L.P., First Reserve Fund VI, L.P.;

                (viii) Aiding and Abetting Breach of Fiduciary Duty - First Reserve Corporation, First Reserve Fund V, L.P., First Reserve Fund V-2, L.P., First Reserve Fund VI, L.P.;

                (ix) Trust Fund Doctrine - James D. Dotson, Derrick Varney, John Tellman, First Reserve Corporation, First Reserve Fund V, L.P., First Reserve Fund V-2, L.P., First Reserve Fund VI, L.P.;

                (x)     Fraudulent Transfer - James D. Dotson, James B.
                Crawford;

PROVIDED, HOWEVER, that the foregoing list of Identified Actions and potential defendants is not exhaustive and if a specific Trust Cause of Action or defendant is not identified in this list, it is because such Trust Cause of Action and/or defendant is not known to the Committee at this time. On behalf of the Unsecured Creditor Liquidating Trust and their Estates, the Debtors reserve their rights to any other Trust Causes of Action not specifically referenced herein that may be identified on and after the Effective Date during litigation and formal discovery. A description by the Committee of the asserted factual predicates for the Identified Actions is set forth in the Disclosure Statement at Section VI.D.3.c. and is incorporated herein as if set forth in full herein. Furthermore, on the Effective Date, the Debtors, their estates, and all creditors shall be deemed to have transferred, assigned, and conveyed to the Unsecured Creditor Liquidating Trust the Unsecured Creditor Liquidating Trust Assets.

        (e) DISCHARGE OF DEBTORS. The rights afforded in the Plan and the payments and distributions to be made hereunder shall discharge all Causes of Action against a Debtor or its Estate arising prior to the Effective Date, to the extent permitted by section 1141 of the Bankruptcy Code. The Confirmation Order, except as provided herein or therein, shall be a judicial determination of discharge of all Causes of Action against a Debtor, such discharge shall void any judgment against a Debtor at any time obtained to the extent it relates to a discharged Cause of Action, and all entities shall be precluded from asserting against a Debtor, a Reorganized Debtor, the Unsecured Creditor Liquidating Trust, or any of their respective property, any Cause of Action based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder filed a proof of claim. As provided in section 524 of the Bankruptcy Code, entry of the Confirmation Order shall operate as an injunction against the prosecution of any action against a Debtor, a Reorganized Debtor, the Unsecured Creditor Liquidating Trust, or any of their property to the extent such prosecution relates to a discharged Cause of Action. Notwithstanding the foregoing paragraph, nothing herein shall be deemed to prevent any party in interest from pursuing an action to enforce the terms of the Plan or the Confirmation Order.

        (f) INJUNCTION. On the Effective Date, except as otherwise provided in the Plan or in the Confirmation Order, all entities who have been, are, or may be holders of claims against or equity interests in a Debtor shall be enjoined from taking any of the following actions against or affecting a Debtor, a Reorganized Debtor, the Unsecured Creditor Liquidating Trust, or their property with respect to such claims or equity interests (other than actions brought to enforce any rights or obligations under the Plan and appeals, if any, from the Confirmation Order):

                (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind against a Debtor, a Reorganized Debtor, the Unsecured Creditor Liquidating Trust or their property, or any direct or indirect successor in interest to a Debtor or any assets or property of such transferee or successor (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice);

                (ii) enforcing, levying, attaching, collecting, or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree or order against a Debtor, a Reorganized Debtor, the Unsecured Creditor Liquidating Trust, or their property, or any direct or indirect successor in interest to a Debtor or any assets or property of such transferee or successor;

                (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any lien against a Debtor, a Reorganized Debtor, the Unsecured Creditor Liquidating Trust, or their property, or any direct or indirect successor in interest to a Debtor or any assets or property of such transferee or successors, or other than as contemplated by the Plan;

                (iv) except as provided in the Plan, asserting any setoff, right of subrogation, or recoupment of any kind, directly or indirectly against any obligation due a Debtor, a Reorganized Debtor, the Unsecured Creditor Liquidating Trust, or their property, or any direct or indirect successor in interest to a Debtor or any assets or property of such transferee or successor; and

                (v) proceeding in any manner in any place whatsoever that does not conform to or comply with the provisions of the Plan.

        (g) EXCULPATION. From and after the Effective Date, none of the Debtors, the Reorganized Debtors, the Committee, the Prepetition Agent, and the Senior Secured Lenders, each acting in such capacities, or any of their respective members, officers, directors, employees, advisors, professionals, or agents, acting in such capacity on or after the Commencement Date, shall have or incur any liability to any entity for any act or omission on or after the Commencement Date in connection with, related to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, implementation, confirmation, or approval of the Plan, the property to be distributed under the Plan, or any contract, instrument, release, or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan, PROVIDED, HOWEVER, that the foregoing provisions shall not affect the liability of any entity that otherwise would result from any such act or omission to the extent that act or omission is determined by a Final Order of the Bankruptcy Court to have constituted gross negligence or willful misconduct. Any of the foregoing parties in all respects shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

        (h) RELEASES BY HOLDERS OF SENIOR SECURED LENDERS. AS OF THE EFFECTIVE DATE, IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS AND THE REORGANIZED DEBTORS UNDER THE PLAN AND THE CONSIDERATION, CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS, OR DOCUMENTS TO BE ENTERED INTO OR DELIVERED IN CONNECTION WITH CONSUMMATION OF THE PLAN, (I) EACH HOLDER OF A CLAIM THAT VOTES TO ACCEPT THE PLAN; AND (II) TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW (INCLUDING AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE EFFECTIVE DATE), EACH ENTITY THAT HAS HELD, HOLDS, OR MAY HOLD A CLAIM AGAINST THE DEBTORS OR EQUITY INTEREST, OR THAT AT ANY TIME WAS A CREDITOR OR CLAIMANT OR STOCKHOLDER OF ANY OF THE DEBTORS AND THAT DOES NOT VOTE ON THE PLAN OR VOTES AGAINST THE PLAN, WILL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CAUSES OF ACTION, THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO A DEBTOR, THE CHAPTER 11 CASES, THE PLAN, OR THE DISCLOSURE STATEMENT THAT SUCH ENTITY HAS, HAD OR MAY HAVE AGAINST THE PREPETITION AGENT AND THE SENIOR SECURED LENDERS, EACH ACTING IN SUCH CAPACITIES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, UNDERWRITERS, INVESTMENT BANKERS, FINANCIAL ADVISORS, AND AGENTS, ACTING IN SUCH CAPACITY, PROVIDED, HOWEVER, THAT NOTHING IN THIS PARAGRAPH SHALL BE DEEMED TO PREVENT ANY PARTY IN INTEREST FROM PURSUING AN ACTION TO ENFORCE THE TERMS OF THE PLAN OR THE CONFIRMATION ORDER.

        (i) RELEASES BY DEBTORS OF SENIOR SECURED LENDERS. As of the Effective Date, the Debtors, on behalf of themselves and all of their successors and assigns, and each of the Debtors' Estates (collectively, including the Debtors and their Estates, the "RELEASING PARTIES") shall be deemed to have forever released, waived, and discharged the Prepetition Agent and the Senior Secured Lenders, and each of their respective officers, directors, principals, employees, agents, advisors, and attorneys, acting in such capacities, and all of the successors and assigns of the foregoing (collectively, the "RELEASED PARTIES") from all Causes of Action, that are based in whole or in part on any act, omission, transaction, or other occurrence taking place on, or prior to, the Effective Date in any way relating to the Chapter 11 Cases, the Plan, the Prepetition Credit Agreement, the Prepetition Note Agreement, the Senior Note, any document or agreement related thereto, the Senior Secured Claims, any Prepetition Lender's loan relationship with the Debtors relating to the Prepetition Credit Agreement, or Prudential's loan relationship with the Debtors relating to the Prepetition Note Agreement which any Releasing Party has, had, or may have against any Released Party, PROVIDED, HOWEVER, that such release shall not apply to any obligations of the Prepetition Agent and Prepetition Lenders under the Restructured Term Facility Agreement. Such release shall be effective notwithstanding that any Releasing Party or other entity may thereafter discover facts in addition to, or different from, those which that entity previously knew or believed to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and the Releasing Parties are hereby expressly deemed to have waived any and all rights that they may have under any statute or common law principle which would limit the effect of the foregoing release, waiver, and discharge to those claims actually known or suspected to exist on the Effective Date.

        (j) ERISA CARVE-OUT FROM RELEASES. Nothing contained in the Plan or the Confirmation Order shall be deemed to discharge or release the Debtors or any other entity from any obligations under the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE V

                           IMPLEMENTATION OF THE PLAN

        5.1     CORPORATE EXISTENCE. On the Effective Date:

        (a) Reorganized James River shall continue to exist as a separate corporate entity, with all corporate powers in accordance with the laws of the Commonwealth of Virginia and pursuant to the Reorganized James River Certificate of Incorporation and the Reorganized James River Bylaws.

        (b) Each of the Reorganized Subsidiaries shall continue to exist as separate corporate entities, with all corporate powers in accordance with the laws of their respective domiciles and pursuant to their existing certificates of incorporation and bylaws.

        (c) The Unsecured Creditor Liquidating Trust shall be created, settled, and exist as a grantor trust under the laws of the State of Delaware and pursuant to its declaration of trust.

        5.2 COMPLIANCE WITH SECTION 1123(A)(6) OF THE BANKRUPTCY CODE. The certificates of incorporation and bylaws of each of the Reorganized Debtors shall contain provisions necessary to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such certificates of incorporation and bylaws as permitted by applicable law.

        5.3 CORPORATE ACTION TO FACILITATE CONSUMMATION OF THE PLAN. After the Confirmation Order is entered, and subject to the subsequent occurrence of the Effective Date, all matters provided for under the Plan that would otherwise require action by the stockholders or directors of one or more of the Debtors or the Reorganized Debtors, including without limitation any mergers among the Reorganized Subsidiaries, the issuance of all of the Reorganized James River Common Stock to the Class 3 Senior Secured Claim Holders, the adoption of certificates of incorporation and bylaws, the election or appointment of directors and officers, the entry into any agreement or the delivery of any document by any of the Debtors, or the Reorganized Debtors (including the Plan Documents) shall occur in accordance with the Plan and without any further action by any of such entities' stockholders or directors.

        5.4 CORPORATE GOVERNANCE AND MANAGEMENT OF THE REORGANIZED DEBTORS. On the Effective Date, the management, control, and operation of each of the Reorganized Debtors shall become the general responsibility of the boards of directors of each respective entity.

        (a)     DIRECTORS AND OFFICERS OF REORGANIZED JAMES RIVER.

                (i) BOARD OF DIRECTORS. On the Effective Date, the initial board of directors of Reorganized James River shall consist of five members: Reorganized James River's Chief Executive Officer (Peter Socha), Paul H. Vining, Alan F. Crown, Leonard J. Kujawa, and James F. Wilson. Thereafter, the terms and manner of selection of directors of Reorganized James River will be as provided in the Reorganized James River, the Reorganized James River Bylaws as the same may be amended from time to time, and applicable law.

                (ii) OFFICERS. Each individual serving as an officer of James River immediately prior to the Effective Date shall hold the same office of Reorganized James River on and after the Effective Date unless and until changed by the board of directors of Reorganized James River after the Effective Date.

        (b)     DIRECTORS AND OFFICERS OF REORGANIZED SUBSIDIARIES.

                (i) BOARDS OF DIRECTORS. On the Effective Date, the initial board of directors of Reorganized James River shall appoint the members of the initial boards of directors of the Reorganized Subsidiaries. Thereafter, the terms and manner of selection of directors of the Reorganized Subsidiaries will be as provided in their respective certificates of incorporation and bylaws, as the same may be amended from time to time, and applicable law.

                (ii) OFFICERS. Each individual serving as an officer of a Debtor immediately prior to the Effective Date shall hold the same offices of the respective Reorganized Subsidiaries on and after the Effective Date, unless and until changed by such Reorganized Subsidiaries' board of directors after the Effective Date.

        (c) EMPLOYMENT AGREEMENTS. On and after the Effective Date, the Reorganized Debtors shall have authority to (i) maintain, amend, or revise existing employment, retirement, pension welfare, incentive, severance, indemnification and other agreements with their active directors, officers, and employees, subject to the terms and conditions of any such agreement or order of the Bankruptcy Court; and (ii) enter into new employment, retirement, pension welfare, incentive, severance, indemnification, and other agreements for active and retired employees.

        5.5 TRANSACTIONS ON THE EFFECTIVE DATE. On the Effective Date, unless otherwise provided by the Confirmation Order, the following shall occur, shall be deemed to occur simultaneously, and shall constitute substantial consummation of the Plan:

        (a) Any revisions to the certificates of incorporation or bylaws of a Reorganized Debtor shall be authorized, approved, and effective in all respects without further action under applicable law, regulation, order, or rule, including, without express or implied limitation, any action by the stockholders or directors of the Debtors, or the Reorganized Debtors. Immediately prior to the Effective Date, any revised certificates of incorporation of the Reorganized Debtors shall be filed with the Secretary of State of each such entities' domicile.

        (b) The Trustee and the Trust Advisory Board shall be deemed duly appointed and qualified to serve.

        (c) The Unsecured Creditor Liquidating Trust shall be established, Wachovia shall transfer the Rabbi Trust Assets to the Unsecured Creditor Liquidating Trust, and all Unsecured Creditor Liquidating Trust Assets shall automatically and irrevocably vest in the Unsecured Creditor Liquidating Trust without further action on the part of the Debtors, the Reorganized Debtors, or the Trustee, and with no reversionary interest in the Debtors or the Reorganized Debtors.

        (d) Subject to applicable law, the Reorganized Debtors shall (i) execute and deliver to the Trustee all documents (in form and substance satisfactory to the Committee) necessary to grant the Trustee, for the benefit of the Unsecured Creditor Liquidating Trust, a first-priority security interest in and to the Reorganized Debtors' rights in and to the Coal Act Refund and (ii) from time to time upon request of the Trustee, promptly take such actions as are commercially reasonable and necessary to perfect such security interest, including, without limitation, executing and delivering a financing statement describing such rights with particularity and complying with the Federal Assignment of Claims Act (if applicable) and any other applicable Federal or other law respecting perfection of the Trustee's security interest in the Coal Act Refund. The Confirmation Order shall provide in language reasonably acceptable to the Committee that any liens or other rights granted under the Plan or any Plan Document to any party shall be junior and subordinate to the rights of the Unsecured Creditor Liquidating Trust to the Coal Act Refund or its proceeds.

        (e) The property to be retained by and/or transferred under the Plan to or a Reorganized Debtor shall automatically be vested in such retainee or transferee without further action on the part any Debtor or Reorganized Debtor.

        (f)     The Retained Actions shall vest in the respective Reorganized
Debtors.

        (g) Reorganized James River shall issue 100% of the outstanding Reorganized James River Common Stock and shall deliver such stock to the Prepetition Agent for the benefit of the Class 3 Senior Secured Claim Holders.

        (h) The Restructured Term Facility Agreement shall be executed, delivered, become binding in all respects, and all mortgages, liens, and security interests securing borrowings under the Restructured Term Facility Agreement shall be created and perfected.

        (i) The New Working Capital Facility Agreement shall be executed, delivered, become binding in all respects, and all mortgages, liens, and security interests securing borrowings under the New Working Capital Credit Facility Agreement shall be created and perfected.

        (j) If deemed necessary or appropriate by the Debtors, or the Reorganized Debtors, they may effectuate certain additional internal corporate organizational changes by causing any or all of the Reorganized Subsidiaries to be merged into one or more of the Reorganized Subsidiaries, or be dissolved, or cause the transfer of assets between and among the Reorganized Subsidiaries.

        5.6 SECURITIES EXEMPTIONS. All securities issued pursuant to the Plan shall be exempt from registration under the Securities Act of 1933, as amended, pursuant to section 1145 of the Bankruptcy Code to the extent permitted thereby.

        5.7     THE UNSECURED CREDITOR LIQUIDATING TRUST

        (a)     THE TRUSTEE.

                (i) The Trustee shall be designated by the Committee, subject to the approval of the Bankruptcy Court and the consent of the Debtors, which consent shall not be unreasonably withheld. The Trustee shall be independent of the Debtors and the Reorganized Debtors. The Committee shall file a notice at least ten (10) days prior to the Confirmation Hearing designating the person selected as Trustee, and shall include an affidavit from the proposed Trustee demonstrating that such individual is "disinterested" (within the meaning of section 101(14) of the Bankruptcy Code). For the purposes of this paragraph, no person shall be deemed not "disinterested" merely as a consequence of serving as a professional retained by the Committee in the Chapter 11 Cases. If approved by the Bankruptcy Court, the person so designated shall become the Trustee on the Effective Date. The Trustee shall have and perform all of the duties, responsibilities, rights, and obligations set forth in the Unsecured Creditor Liquidating Trust Agreement.

                (ii) The Trustee shall have full authority to take any steps necessary to administer the Unsecured Creditor Liquidating Trust, including, without limitation, the duty and obligation to
                (A) liquidate trust assets, (B) subject to Section 6.2(b), make and file objections to Claims in Classes 4 and 5 and resolve Disputed Claims in Classes 4 and 5; (C) make distributions provided under the Plan to holders of Allowed Claims in Classes 4 and 5; and (D) make distributions into or from the Disputed Class 4 and Class 5 Claims Reserves. With respect to its authority to liquidate trust assets, the Trustee may enter into agreements and settlements, subject to requirements of approval by the Trust Advisory Board as described in the Unsecured Creditor Liquidating Trust Agreement. This shall include the authority to direct that 12% of the Coal Act Refund shall be paid to Orlando Utilities Commission in exchange for its support in lobbying for the Coal Act Refund. The Debtors, the Committee and Orlando Utilities Commission expect to execute a memorandum of understanding in this regard prior to the Confirmation Hearing.

        (b)     THE TRUST ADVISORY BOARD.

                (i) An advisory board (the "TRUST ADVISORY BOARD") shall be created for the Unsecured Creditor Liquidating Trust and shall be comprised of up to three (3) members, each of whom shall be designated by the Committee. The Committee shall give the Debtors written notice of the identities of such members and file such notice with the Bankruptcy Court on a date that is not less than ten (10) days prior to the Confirmation Hearing.

                (ii) The Trust Advisory Board shall adopt such bylaws as it may deem appropriate. The Trustee shall consult regularly with the Trust Advisory Board when carrying out the purpose and intent of the Unsecured Creditor Liquidating Trust.

                (iii) The Trustee and members of the Trust Advisory Board shall be entitled to compensation and to reimbursement of the reasonable and necessary expenses incurred by them in carrying out the purpose of the Trust Advisory Board, in accordance with the Unsecured Creditor Liquidating Trust Agreement. Such compensation and reimbursement shall be payable solely from the Unsecured Creditor Liquidating Trust.

                (iv) In the case of an inability or unwillingness of any member of the Trust Advisory Board to serve, such member shall be replaced by designation of the remaining members of the Trust Advisory Board. If any position on the Trust Advisory Board remains vacant for more than thirty (30) days, such vacancy shall be filled within fifteen (15) days thereafter by the designation of the Trustee without the requirement of a vote by the other members of the Trust Advisory Board.

                (v) The Trust Advisory Board may remove the Trustee in its discretion, and the Trustee may be removed by the Bankruptcy Court for cause shown. In the event of the resignation or removal of the Trustee, the Trust Advisory Board shall, by majority vote, designate a person to serve as successor Trustee.

                (vi) Upon the certification by the Trustee that all Unsecured Creditor Liquidating Trust Assets have been liquidated, distributed, abandoned, or otherwise disposed of, the members of the Trust Advisory Board shall resign their positions, whereupon they shall be discharged from further duties and responsibilities.

        (c) Expenses incurred after the Effective Date associated with the administration of the Unsecured Creditor Liquidating Trust, including those rights, obligations, and duties described in the Plan, shall be the sole responsibility of, and paid by, the Unsecured Creditor Liquidating Trust.

        (d) The Unsecured Creditor Liquidating Trust Agreement may include reasonable and customary indemnification provisions. Any such indemnification shall be the sole responsibility of, and be paid by, the Unsecured Creditor Liquidating Trust.

        (e) Upon the transfer of the assets to the Unsecured Creditor Liquidating Trust, the Debtors, their Estates, the Reorganized Debtors, and the Disbursing Agent shall have no other or further rights or obligations with respect to the Unsecured Creditor Liquidating Trust except as specifically set forth in the Plan. Notwithstanding the foregoing, the Reorganized Debtors and any acquiror of the Reorganized Debtors' assets shall, upon reasonable notice, make available to the Trustee reasonable access during normal business hours to personnel and books and records of the Debtors or Reorganized Debtors to enable the Trustee to perform the Trustee's tasks under the Unsecured Creditor Liquidating Trust Agreement and the Plan; PROVIDED, HOWEVER, that none of the Reorganized Debtors or any acquiror of the Reorganized Debtors' assets shall be required to make expenditures in response to such requests determined by them to be unreasonable. None of the Reorganized Debtors or an acquiror of the Reorganized Debtors' assets shall be entitled to compensation or reimbursement (including reimbursement for professional fees) with respect to fulfilling their obligations as set forth in this paragraph. No requests for such assistance may interfere with the operations of the Reorganized Debtors or the operations of any entity that acquires any of the Reorganized Debtors' assets.

        (f) The Unsecured Creditor Liquidating Trust generally is intended to be treated for federal income tax purposes as a liquidating trust for the benefit of creditors or claimants within the meaning of Treasury Regulations section 301.7701-4(d) and in accordance with IRS Revenue Precedent 94-45. Accordingly, the distributions to the Unsecured Creditor Liquidating Trust in respect of holders of Allowed General Unsecured Claims shall be treated for all purposes of the Internal Revenue Code as (i) a transfer of such distribution to such creditors who are the beneficiaries of the Unsecured Creditor Liquidating Trust; and (ii) a transfer to the Unsecured Creditor Liquidating Trust by the beneficiary-creditors, who will be treated as the grantors and deemed owners of the Unsecured Creditor Liquidating Trust Assets other than the Unsecured Creditor Liquidating Trust Assets in the Disputed Class 4 and Class 5 Claims Reserves. The Trustee shall be responsible for filing all federal, state and local tax returns for the Unsecured Creditor Liquidating Trust as a grantor trust pursuant to applicable Treasury Regulations, and any income of the Unsecured Creditor Liquidating Trust will be treated as subject to tax on a current basis.

        (g) Subject to the receipt of any definitive guidance from the IRS or the Bankruptcy Court, the Disputed Class 4 and Class 5 Claims Reserves are intended to qualify and be treated as disputed ownership funds pursuant to Proposed Treasury Regulations Section 1.468B-9. As such, the Disputed Class 4 and Class 5 Claims Reserves shall report and pay taxes on their income, the Trustee shall act as the "administrator" of the disputed ownership funds, and the Disputed Class 4 and Class 5 Claims Reserves shall be subject to the continuing jurisdiction of the Bankruptcy Court. Accordingly, no money or other property shall be distributed to any claimant except to the extent Disputed Class 4 or Class 5 Claims become Allowed Claims, pursuant to the Plan.

        (h) The Unsecured Creditor Liquidating Trust Agreement will provide that the Trustee may pay Taxes from the Unsecured Creditor Liquidating Trust Assets as appropriate. In addition, the Unsecured Creditor Liquidating Trust Agreement will require consistent valuation of the property contributed to the Unsecured Creditor Liquidating Trust by the Trustee and the beneficiaries-creditors for all federal income tax purposes. The Unsecured Creditor Liquidating Trust Agreement will provide that the sole purposes of the Unsecured Creditor Liquidating Trust will be to (i) collect and maintain any Unsecured Creditor Liquidating Trust Assets for the benefit of beneficiaries-creditors, (ii) liquidate (including objecting to Claims pursuant to the provisions of Section 6.2(b) and determining the proper recipients and amounts of distributions to be made from the Unsecured Creditor Liquidating Trust) and distribute the assets transferred to it for the benefit of the beneficiaries-creditors who are determined to hold Allowed General Unsecured Claims as expeditiously as reasonably possible, (iii) not engage in any trade or business, and (iv) terminate upon the completion of such liquidation and distribution. The Unsecured Creditor Liquidating Trust Agreement shall provide that termination of the trust shall occur no later than five (5) years after the Effective Date, unless the Bankruptcy Court shall approve an extension based upon a finding that such an extension is necessary for the Unsecured Creditor Liquidating Trust to complete its claims resolution and liquidating purpose. The Unsecured Creditor Liquidating Trust Agreement shall also limit the investment powers of the Trustee in accordance with IRS Revenue Procedure 94-45 and shall require the Unsecured Creditor Liquidating Trust to distribute at least annually to the beneficiary-creditors (as such may have been determined at such time) its net income (net of Taxes paid, if any), except for amounts retained as reasonably necessary to maintain the value of the Unsecured Creditor Liquidating Trust Assets or to meet claims and contingent liabilities.

                                   ARTICLE VI

      PROVISIONS GOVERNING DISTRIBUTIONS AND RESOLUTION OF DISPUTED CLAIMS

        6.1     DISTRIBUTIONS UNDER THE PLAN.

        (a)     DISBURSING AGENT.

                (i) The disbursing agent for (A) distributions on account of Allowed Administrative Claims, Allowed Priority Tax Claims, and Allowed Claims in Classes 1, 2, and 3 shall be Reorganized James River or its designee acting in such capacity, and (B) distributions on account of Allowed Claims in Classes 4 and 5 shall be the Trustee (each, a "DISBURSING AGENT" when acting in such capacities, and collectively, the "DISBURSING AGENTS").

                (ii) The Disbursing Agents shall not be required to give any bond or surety or other security for the performance of their duties unless otherwise ordered by the Bankruptcy Court; in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety shall be borne by Reorganized James River or the Unsecured Creditor Liquidating Trust, as applicable.

                (iii) The Trustee shall make distributions of Cash in the Unsecured Creditor Liquidating Trust as follows: first, to pay the Unsecured Creditor Liquidating Trust Expenses; second, to pay all Allowed Convenience Claims in full; and third, to disburse Pro Rata Shares to holders of Allowed Claims in Class 4, and any amounts allocable to Disputed Class 4 or Class 5 Claims to the Disputed Class 4 or Class 5 Claims Reserves as required by the Plan; PROVIDED, HOWEVER, that the Trustee shall not be required to make any such distribution in the event that the aggregate proceeds and income available for distribution is not sufficient, in the Trustee's discretion (after consultation with the Trust Advisory Board) to distribute monies to the holders of Allowed Claims in Class 4. The Trustee will make continuing efforts to make timely distributions and not unduly prolong the duration of the Unsecured Creditor Liquidating Trust.

                (iv) Subject to the provisions of this paragraph, each of the Disbursing Agents, in its capacity as such, together with each of its officers, directors, employees, agents, and representatives (acting in that capacity), are exculpated by all entities, holders of Claims and Equity Interests, and parties in interest, from any and all Causes of Action, and other assertions of liability (including breach of fiduciary duty) arising out of the discharge of the powers and duties conferred upon the Disbursing Agents, by the Plan, any Final Order of the Bankruptcy Court entered pursuant to or in the furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Disbursing Agent's gross negligence or willful misconduct. No holder of a Claim or an Equity Interest, or representative thereof, shall have or pursue any claim or Cause of Action (A) against either of the Disbursing Agents, in their capacity as such, or their officers, directors, employees, agents, and representatives (acting in that capacity) for making payments in accordance with the Plan, or for liquidating assets to make payments under the Plan, or (B) against any holder of a Claim or an Equity Interest for receiving or retaining payments or transfers of assets as provided for by the Plan. Nothing contained in this paragraph shall preclude or impair any holder of an Allowed Claim from bringing an action in the Bankruptcy Court to compel the making of distributions contemplated by the Plan on account of such Claim against a Disbursing Agent.

        (b) SURRENDER OF CERTIFICATES, ETC. The Disbursing Agents, may require, as a condition to making any distribution under the Plan, that each holder of an Allowed Claim surrender the note, certificate or other document evidencing such Allowed Claim to Reorganized James River or its designee. In that event, any holder of an Allowed Claim that fails to (i) surrender such note, certificate or other document; or (ii) execute and furnish a bond before the first anniversary of the Effective Date, the form, substance, and amount of which is reasonably satisfactory to the Disbursing Agent, shall be deemed to have forfeited all rights and may not participate in any distribution under the Plan.

        (c)     COMPLIANCE WITH TAX REQUIREMENTS.

                (i) In connection with the Plan, to the extent applicable, the Disbursing Agents will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to applicable withholding and reporting requirements. The Disbursing Agents will be authorized to take any actions that may be necessary or appropriate to comply with those withholding and reporting requirements, including requiring recipients to fund the payment of such withholding as a condition to delivery.

                (ii) Notwithstanding any other provision of the Plan, each entity receiving a distribution of Cash, Restructured Term Debt, New Common Stock, or any other consideration pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of the distribution, including income, withholding, and other Tax obligations.

        (d) DELIVERY OF DISTRIBUTIONS. Subject to Bankruptcy Rule 9010 and except as otherwise set forth in the Plan, all distributions under the Plan shall be made to the holder of each Allowed Claim at the address of such holder as listed on the Schedules as of the Record Date, unless the Debtors or, on and after the Effective Date, Reorganized James River or the Trustee (as applicable), have been notified in writing of a change of address, including, without limitation, by the filing of a timely proof of Claim by such holder that provides an address for such holder different from the address reflected on the Schedules. All distributions to any holder of a Senior Secured Claim or a DIP Financing Claim shall be made to the Prepetition Agent or DIP Agent, respectively. Subject to the provisions herein specifically governing unclaimed distributions, in the event that any distribution to any holder is returned as undeliverable, the Disbursing Agent shall use reasonable efforts to determine the current address of such holder, but no distribution to such holder shall be made unless and until the Disbursing Agent has determined the then current address of such holder, at which time such distribution shall be made to such holder without interest.

        (e) DISTRIBUTIONS OF CASH. Any distribution of Cash under the Plan shall, at the Disbursing Agent's option, be made by check drawn on a domestic bank or wire transfer, except that the payment of Cash to the holders of Allowed DIP Financing Claims shall be made by wire transfer of immediately available funds to the DIP Agent.

        (f) TIMING OF DISTRIBUTIONS. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

        (g) HART-SCOTT-RODINO COMPLIANCE. Any shares of New Common Stock to be distributed under the Plan to any entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such entity shall have expired or been terminated.

        (h) MINIMUM DISTRIBUTIONS. No payment of Cash less than $25 shall be made by the Disbursing Agent to any holder of a Claim unless: (i) a request therefor is made in writing to the Disbursing Agent no later than 30 days after the Effective Date; or (ii) such payment is on account of an Allowed Convenience Claim.

        (i) UNCLAIMED DISTRIBUTIONS. All distributions under the Plan that are unclaimed for a period of one (1) year after distribution thereof shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and revested in Reorganized James River or the Unsecured Creditor Liquidating Trust, as applicable, and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred; PROVIDED, HOWEVER, with respect to distributions to holders of Allowed Class 4 or Class 5 Claims from the Unsecured Creditor Liquidating Trust where distributions are unclaimed for a period of one (1) year after the final distribution from the Unsecured Creditor Liquidating Trust, such distributions shall be re-vested in Reorganized James River.

        (j) TIME BAR TO CASH PAYMENTS. Checks issued by a Disbursing Agent in respect of Allowed Claims shall be null and void if not negotiated within one hundred eighty (180) days after the date of issuance thereof. Requests for reissuance of any check shall be made directly to the Disbursing Agent by the holder of the Allowed Claim to whom such check originally was issued. Any claim with respect to such a voided check shall be made on or before two hundred seventy (270) days after the date of issuance of such check. After such date, all claims in respect of void checks shall be discharged and forever barred.

        (k) DISTRIBUTIONS TO HOLDERS AS OF THE RECORD DATE. As of the close of business on the Record Date for distributions under the Plan, the claims register shall be closed, and there shall be no further changes in the record holder of any Claim. The Disbursing Agents shall have no obligation to recognize any transfer of any Claim occurring after the Record Date, and shall instead be authorized and entitled to recognize and deal for all purposes under the Plan with only those record holders stated on the claims register as of the close of business on the Record Date for distributions under the Plan.

        (l) CANCELLATION OF EXISTING SECURITIES AND AGREEMENTS. On the Effective Date, the promissory notes, share certificates, bonds and other instruments evidencing any Claim or Equity Interest, other than an Allowed Other Secured Claim an Allowed Intercompany Claim, or an Allowed Subsidiary Equity Interest that is reinstated and rendered unimpaired pursuant to the Plan, shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule and the obligations of the Debtors under the agreements, indentures and certificates of designations governing such Claims and Equity Interests, as the case may be, shall be discharged.

        (m) RECOURSE. Except with respect to any non-Cash consideration to be distributed under the Plan, each holder of an Allowed Claim (or a Disputed Claim that ultimately becomes an Allowed Claim) in Classes 1, 2, 4, and 5 will have recourse only to the undistributed Cash held in the Disputed Other Claims Reserve (for Class 1 Claims and Class 2 Claims), the Disputed Class 4 Claims Reserve (for Class 4 Claims), or the Disputed Class 5 Claims Reserve (for Class 5 Claims) for satisfaction of the Cash distributions to which holders of Allowed Claims are entitled hereunder, and the holder may not otherwise look to the Debtors, Reorganized James River, the Trustee, the Unsecured Creditor Liquidating Trust, their respective properties, or any property previously distributed on account of any Allowed Claim.

        6.2     RESOLUTION OF DISPUTED CLAIMS.

        (a) DEFINITION OF DISPUTED CLAIM. A claim shall be deemed "Disputed" as follows:

                (i) if no proof of such claim or request for payment of an Administrative Claim or Cure Amount Claim has been filed by the applicable Bar Date or has otherwise been deemed timely filed under applicable law and (A) such claim is listed on the Schedules as liquidated in amount and not disputed or contingent but as to which an objection has been filed by the applicable Claims Objection Deadline and such objection has not been withdrawn or denied by Final Order; (B) such claim is listed on the Schedule as disputed, contingent, or unliquidated; or (C) it is a claim for which no corresponding claim is listed on the Schedules.

                (ii) if a proof of such claim or request for payment of an Administrative Claim or Cure Amount Claim has been filed by the applicable Bar Date or has otherwise been deemed timely filed under applicable law and (A) it is a claim for which no corresponding claim is listed on the Schedules; (B) it is a claim for which a corresponding claim is listed on the Schedules as other than disputed, contingent, or unliquidated, but the legal nature (E.G., secured, unsecured, priority) or amount of the claim as asserted in the proof of claim varies from the legal nature and amount of such claim as it is listed in the Schedules; (C) it is a claim for which a corresponding claim is listed on the Schedules as disputed, contingent, or unliquidated; or (D) it is a claim for which an objection has been filed by the applicable Claims Objection Deadline, and such objections has not been withdrawn or denied by Final Order; and

                (iii) if it is a Litigation Claim, unless and until it is Allowed by Final Order.

        (b)     OBJECTIONS TO AND SETTLEMENT OF CLAIMS.

                (i) The Debtors (prior to the Effective Date) and Reorganized James River (on and after the Effective Date) shall bear the responsibility and cost of administering and closing the Chapter 11 Cases, including the duties typically associated with a debtor's claims administration. On and after the Effective Date, Reorganized James River shall have the exclusive right and authority to make and file objections to Claims, except that the Trustee shall also have the right and authority to make and file objections to Claims that involve or could reasonably be expected to involve General Unsecured Claims. Notwithstanding anything in the foregoing, in the event that the Committee or the Trustee, but not the Debtors or Reorganized James River, files an objection to a Claim, then all expenses incurred on or after the Effective Date in connection with prosecuting such objection, and with the resolution, settlement, allowance, or disallowance of such Claim (including any estimation thereof) shall be the sole responsibility of the Trustee, and be paid for by the Unsecured Creditor Liquidating Trust (a "TRUSTEE OBJECTION").

                (ii) On and after the Effective Date, Reorganized James River (or the Trustee with respect to a Claim that is the subject of a Trustee Objection) shall be entitled to compromise, settle, otherwise resolve, or withdraw any objections to Claims, and compromise, settle, or otherwise resolve Disputed Claims without further order of the Bankruptcy Court; PROVIDED, HOWEVER, that the Trustee shall have the right to object to and be heard with respect to any such compromise, settlement, or resolution that involves or could reasonably be expected to involve General Unsecured Claims, and, at the option of Reorganized James River, any such objection shall be treated as a Trustee Objection with respect to the cost and conduct of further proceedings, unless Reorganized James River seeks approval of same over the objection of the Trustee, in which case each party shall pay their own costs.

                (iii) Unless otherwise ordered by the Bankruptcy Court, all objections to Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowance of Fee Claims) shall be filed and served upon the holder of the Claim as to which the objection is made as soon as is practicable, but in no event later than the Claims Objection Deadline.

        (c)     CREATION OF DISPUTED CLAIMS RESERVES.

                (i) DISPUTED OTHER CLAIM RESERVE. From and after the Effective Date, Reorganized James River will maintain in a segregated account (the "DISPUTED OTHER CLAIM RESERVE") Cash in an amount equal to (A) the Maximum Allowable Amount of all Disputed Administrative Claims, Disputed Priority Non-Tax Claims, and Disputed Other Secured Claims, plus (B) one-seventh of the Maximum Allowable Amount of all Disputed Priority Tax Claims, PROVIDED, HOWEVER, that to the extent the Plan provides that such Claims may be satisfied by consideration other than Cash, Reorganized James River need not set aside Cash in the Disputed Other Claims Reserve.

                (ii) DISPUTED CLASS 4 AND CLASS 5 CLAIMS RESERVES. From and after the Effective Date, the Trustee will place that portion of the Unsecured Liquidating Trust Assets into segregated accounts (the "DISPUTED CLASS 4 AND CLASS 5 CLAIMS RESERVES") equal to, in the case of the Class 4 Claims Reserve, the ratio of (i) the Maximum Allowable Amount of all Disputed Claims in Class 4 to
                (ii) the amount of all Allowed Claims in Class 4 plus the Maximum Allowable Amount of all Disputed Claims in Class 4; and in the case of the Disputed Class 5 Claims Reserve, $600 in Cash for each Disputed Class 5 Claim. The Disputed Class 4 and Class 5 Claims Reserves will remain in full force and effect until all Disputed Class 4 and Class 5 Claims have been resolved.

        (d) ESTIMATION OF CLAIMS. Reorganized James River or the Trustee (with respect to a Claim that is the subject of a Trustee Objection) may at any time request that the Bankruptcy Court estimate any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether any party previously objected to such Claim or whether the Bankruptcy Court has ruled on such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to such Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Trustee, but not Reorganized James River, requests estimation of a Claim, all expenses incurred in connection with prosecuting such estimation shall be the responsibility of, and paid by, the Unsecured Creditor Liquidating Trust. All of the aforementioned objection, estimation, and resolution procedures are intended to be cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

        (e) DISTRIBUTIONS AS TO ALLOWED PORTION OF DISPUTED CLAIMS. The holder of a Disputed Claim that is or becomes, in part, an Allowed Claim, shall receive a distribution in respect of the Allowed portion of such Claim.

        (f)     ADDITIONAL DISTRIBUTIONS ON ACCOUNT OF ALLOWED CLAIMS.

                (i) On each Disbursement Date, each holder of an Allowed Claim as of such date that is entitled to a distribution of Cash pursuant to the Plan will receive a distribution on account of such Claim in an amount equal to (A) the amount of Cash that such holder would have been entitled to receive as if the Claim had become an Allowed Claim on the applicable Disbursement Date (after giving effect to the allowance or disallowance of Claims through that date); minus (B) the aggregate amount of Cash previously distributed on account of the Claim. Notwithstanding the foregoing, the Disbursing Agents shall not be required to make any distribution on any Disbursement Date if the Disbursing Agent determines, in its sole and absolute discretion, that making such distribution would not be cost efficient. Any distribution to a holder of a Claim that has not been made shall be retained for distribution on the next Disbursement Date for which such distribution is cost-efficient, or such time as all Claims have been allowed or disallowed.

                (ii) Upon the allowance or disallowance of any Disputed Class 4 Claim, the Trustee shall remove the portion of the Unsecured Creditor Liquidating Trust Assets attributable to such Claim from the Disputed Class 4 Claims Reserve and shall distribute any Distributable Cash in accordance with this Section 6.2(f), and shall be deemed to correspondingly distribute the portion of any other Unsecured Creditor Liquidating Trust Assets removed from the Disputed Class 4 Claims Reserve, and to have received contributions of such Unsecured Creditor Liquidating Trust Assets back to the Unsecured Creditor Liquidating Trust from, and for the benefit of, the distributees in accordance with
                Section 5.7(f). Upon the liquidation of all Unsecured Creditor Liquidating Trust Assets to Cash, the Trustee will distribute all Distributable Cash remaining in the Disputed Class 4 Claims Reserve.

                (iii) Upon the allowance or disallowance of any Disputed Convenience Claim, the Trustee shall remove the portion of the Cash attributable to such Claim from the Disputed Class 5 Claims Reserve and shall distribute such Distributable Cash.

                (iv) Upon the allowance or disallowance of all other Claims not in Classes 4 or 5, Reorganized James River will make to the holders of such Claims (or will make provision for) all remaining distributions pursuant to the Plan, and any remaining Cash balance in the Disputed Other Claims Reserve shall become the property of Reorganized James River.

        (g) LITIGATION CLAIMS. Any Litigation Claim that has been determined and liquidated shall only be deemed an Allowed Claim only to the extent that the holder of such Claim can establish that such Claim is not recoverable from third parties through the Debtor's insurance coverage (exclusive of the Debtor's self-insurance).

        (h) DISALLOWANCE OF CLAIMS OF PARTIES HOLDING RECOVERABLE PROPERTY; SETOFF.

                (i) Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of any Claims of holders from which property is recoverable or alleged to be recoverable pursuant to any Trust Causes of Action. Such Claims will be disallowed in their entirety until such time as such holder has paid the amount or turned over the property that is the subject of an Unsecured Creditor Trust Cause of Action or an Unsecured Creditor Trust Cause of Action has been dismissed with prejudice or prosecuted to final judgment in favor of such holder.

                (ii) Subject to the provisions of section 553 of the Bankruptcy Code, in the event that a Debtor has a Cause of Action of any nature whatsoever against the holder of a Claim, such Debtor may, but is not required to, setoff against the Claim (and any payments or other distributions to be made in respect of such Claim hereunder) a Debtor's Cause of Action against the holder. Neither the failure to setoff nor the allowance of any Claim under the Plan shall constitute a waiver or release by a Debtor of any Cause of Action that a Debtor has against the holder of a Claim.

        (i) NO INTEREST OR ATTORNEYS FEES. Subject to the provisions of the Plan, the DIP Financing Order or as allowed by the Bankruptcy Court, no interest, penalty, or late charge arising after the Commencement Date, and no award or reimbursement of attorneys fees or related expenses or disbursements, shall be allowed on, or in connection with, any Claim.

                                  ARTICLE VII

                            RETENTION OF JURISDICTION

        7.1 SCOPE OF JURISDICTION. Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Chapter 11 Cases to the fullest extent legally permissible, including but not limited to jurisdiction to:

        (a) Hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of cure amounts and Claims resulting therefrom.

        (b) Hear and determine any and all adversary proceedings, applications, and contested matters in the Chapter 11 Cases, including, without limitation, any Trust Causes of Action.

        (c) Hear and determine all matters relating to the Unsecured Creditor Liquidating Trust (including disputes with respect to the Trustee's access to the Debtors' and Reorganized Debtors' personnel, books, and records) and the Disputed Class 4 and Class 5 Claims Reserves.

        (d)     Hear and determine any objection to Claims.

        (e) Enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated.

        (f) Consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in the Plan or in any order of the Bankruptcy Court entered in the Chapter 11 Cases, including, without limitation, the Confirmation Order.

        (g)     Hear and determine all applications with respect to Fee Claims.

        (h) Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan and Plan Documents, including, without limitation, any and all disputes arising in connection with the interpretation, implementation or enforcement of the discharge and injunction provisions contained in the Plan, and issue such orders as are necessary to aid in the implementation of the Plan.

        (i) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the Plan.

        (j) Recover all assets of the Debtors and property of the Debtors' estates, wherever located.

        (k) Hear and determine matters concerning Taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

        (l) Hear any other matter not inconsistent with the Bankruptcy Court's jurisdiction.

        (m) Enter a final decree closing the Chapter 11 Cases as contemplated by Bankruptcy Rule 3022.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

        8.1 EFFECTUATING DOCUMENTS AND FURTHER TRANSACTIONS. Each of the Debtors, the Reorganized Debtors, and the Trustee is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any securities issued pursuant to the Plan.

        8.2 EXEMPTION FROM TRANSFER TAXES. Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of New Common Stock under the Plan, the creation of any mortgage, deed of trust, lien or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp tax, real estate transfer tax, mortgage recording tax or other similar Tax. All sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Commencement Date through and including the Effective

Date, including, without limitation, the sale by the Debtors of owned property pursuant to section 363(b) of the Bankruptcy Code and the assumption, assignment and sale by the Debtors of unexpired leases of non-residential real property pursuant to section 365(a) of the Bankruptcy Code, shall be deemed to have been made under, in furtherance of, or in connection with the Plan and, thus, shall not be subject to any stamp tax, real estate transfer tax, mortgage recording tax or other similar Tax.

        8.3 DISSOLUTION OF COMMITTEE. On the Effective Date, the Committee shall be dissolved and its members shall be released of all of their duties, responsibilities, and obligations in connection with the Chapter 11 Cases. On the Effective Date, the Trustee shall be substituted for the Committee as party in interest with respect to any pending objections to Claims or other litigation filed by or against the Committee.

        8.4 POST-EFFECTIVE DATE PROFESSIONAL FEES. From and after the Effective Date, the Reorganized Debtors or Trustee shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Reorganized Debtors or Trustee, respectively, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.

        8.5 PAYMENT OF STATUTORY FEES. All fees payable pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date and shall not be affected by the substantive consolidation of the Debtors' estates. After the Effective Date and until the Chapter 11 Cases are closed, converted, or dismissed, Reorganized James River shall pay fees pursuant to section 1930 of title 28 of the United States Code and pursuant to any agreed order between the Debtors and the United States Trustee as they become due.

        8.6     AMENDMENT OR MODIFICATION OF THE PLAN.

        (a) Any alterations, amendments, or modifications of or to the Plan may be made in writing by the Debtors with the consent of the Prepetition Agent (and, with respect to the Committee Provisions, the Committee) at any time prior to the Confirmation Date, provided that the Plan, as altered, amended, or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtors shall have complied with section 1125 of the Bankruptcy Code.

        (b) Any alterations, amendments, or modifications of or to the Plan may be made in writing by the Debtors with the consent of the Prepetition Agent (and, with respect to the Committee Provisions, the Committee) at any time after the Confirmation Date and before substantial consummation of the Plan, provided that (i) the Plan, as altered, amended, or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code, and (ii) the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code.

        (c) A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.

        8.7 SEVERABILITY. If the Bankruptcy Court determines that any provision of the Plan would be unenforceable or would prevent the Plan from being confirmed, either on its face or as applied to any Claim or Equity Interest or transaction, the Debtors may modify the Plan with the consent of the Prepetition Agent (and, with respect to the Committee Provisions, the Committee) so that such provision shall not be applicable to the holder of any claim or Equity Interest or in such manner as will allow the Plan to be confirmed. Such a determination by the Bankruptcy Court and modification by the Debtors shall not
(a) limit or affect the enforceability and operative effect of any other provision of the Plan, or (b) require the re-solicitation of any acceptance or rejection of the Plan.

        8.8 REVOCATION OF THE PLAN. The Debtors reserve the right to revoke and withdraw the Plan prior to the occurrence of the Effective Date. If the Debtors revoke and withdraw the Plan, then the Plan shall be deemed null and void in all respects and nothing contained in the Plan shall constitute or be deemed a waiver or release of any claims by or against any Debtor or any other entity or to prejudice in any manner the rights of a Debtor or any other entity in any proceedings involving a Debtor.

        8.9 BINDING EFFECT. The Plan shall be binding upon and inure to the benefit of the Debtors, the holders of all claims and Equity Interests, and their respective successors and assigns, including, without limitation, the Reorganized Debtors.

        8.10 NOTICES. To be effective, all notices, requests and demands to or upon the following parties shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                 If to the Debtors or the Reorganized Debtors:
                       James River Coal Company
                       901 E. Byrd Street, Suite 1600
                       Richmond, Virginia 23219-4080
                       Telephone: (804) 780-3000
                       Facsimile: (804) 780-0643
                       Attn: Peter T. Socha

                 With a copy to:
                       Jones Day
                       222 East 41st Street
                       New York, New York  10017-6702
                       Telephone: (212) 326-3939
                       Facsimile: (212) 755-7306
                       Attn: Erica M. Ryland, Esq.

                       Bass, Berry & Sims PLC
                       315 Deaderick Street, Suite 2700
                       Nashville, Tennessee 37238-3001
                       Telephone: (615) 742-6200
                       Facsimile: (615) 742-6293
                       Attn:  Paul G. Jennings, Esq.

                 If to the Committee:

                       McDonald, Hopkins Co., LLP
                       2100 Bank One Center
                       600 Superior Avenue, East
                       Cleveland, Ohio 44114-2653
                       Telephone: (216) 348-5400
                       Facsimile: (216) 348-5474
                       Attn:  Jean R. Robertson, Esq.

                 If to the Senior Secured Lenders:

                       Wachovia Bank, N.A.
                       301 S. College Street, 5th Floor
                       Charlotte, North Carolina 28288
                       Telephone: (704) 383-0748
                       Facsimile: (704) 383-9831
                       Attn:  Matthew Berk

                 With a copy to:

                       Ballard Spahr Andrews & Ingersoll, LLP
                       1225 17th Street, Suite 2300
                       Denver, Colorado 80202-5596
                       Telephone: (303) 299-7330
                       Facsimile: (303) 296-3956
                       Attn:  Carl A. Eklund, Esq.

                 If to Prudential:

                       The Prudential Insurance Company of America
                       Four Gateway Center
                       100 Mulberry Street
                       Newark, NJ  07102
                       Telephone: (973) 802-6000
                       Facsimile: (973) 802-2333
                       Attn: Paul Procyk

                 With a copy to:

                       King & Spalding LLP
                       1185 Avenue of the Americas
                       New York, NY  10036-4003
                       Telephone: (212) 556-2100
                       Facsimile: (212) 556-2222
                       Attn: George B. South, Esq.

                 If to the Trustee:

                       Anthony H.N. Schnelling
                         and Bridge Associates LLC
                       747 Third Avenue, Suite 32A
                       New York, NY  10017

                 If to the Trust Advisory Committee:

                       Mountain Supply Company
                       30 Grays Branch Road
                       Grays Knob, KY  40829
                       c/o  C.V. Bennett III

        8.11 GOVERNING LAW. Except to the extent the Bankruptcy Code, Bankruptcy Rules, or other federal law is applicable, the rights and obligations arising under the Plan and any agreements, documents, and instruments executed in connection with the Plan or the Chapter 11 Cases, including the Plan Documents, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to the principles of conflicts of law of such jurisdiction), except as may be otherwise specifically provided in such agreements, documents, and instruments.

Dated:  April 20, 2004


                              JAMES RIVER COAL COMPANY, a private company organized under the Commonwealth of Virginia (for itself and on behalf of each of the Subsidiaries)



                              By: /s/ Peter T. Socha
                                  ----------------------------------------------
                                  Name:  Peter T. Socha
                                  Title: President and Chief Executive Officer